Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re: JENNIFER CONVERTIBLES, INC., et al., 1 Debtors.	: : : : : : :	Chapter 11 Case No. 10-13779 (ALG) (Jointly Administered)
x

SECOND AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR JENNIFER CONVERTIBLES, INC. AND ITS AFFILIATED DEBTORS

Nothing contained herein shall constitute an offer, acceptance or a legally binding obligation of the Debtors or any other party in interest and the Plan is subject to approval of the Bankruptcy Court and other customary conditions.  The Plan is not an offer with respect to any securities.  This is not a solicitation of acceptances or rejections of the Plan.  Acceptances or rejections with respect to the Plan may not be solicited until a disclosure statement has been approved by the United States Bankruptcy Court for the Southern District of New York.  Such a solicitation will only be made in compliance with applicable provisions of securities and/or bankruptcy laws.  YOU SHOULD NOT RELY ON THE INFORMATION CONTAINED IN, OR THE TERMS OF, THE PLAN FOR ANY PURPOSE (INCLUDING IN CONNECTION WITH THE PURCHASE OR SALE OF THE DEBTORS’ SECURITIES) PRIOR TO THE APPROVAL OF THE PLAN BY THE BANKRUPTCY COURT.

Dated: January 24, 2011	OLSHAN GRUNDMAN FROME
New York, New York	ROSENZWEIG & WOLOSKY LLP
Michael S. Fox
Jordanna L. Nadritch
Jayme M. Bethel
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone: (212) 451-2300
Facsimile: (212) 451-2222
Counsel to the Debtors and Debtors-in-Possession

1 The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, if applicable, are: (i) Jennifer Convertibles, Inc. (4646); (ii) Jennifer Convertibles Boylston MA, Inc. (7904); (iii) Jennifer Chicago Ltd. (0505); (iv) Elegant Living Management, Ltd. (5049); (v) Hartsdale Convertibles, Inc. (1681); (vi) Jennifer Management III Corp. (3552); (vii) Jennifer Purchasing Corp. (7319); (viii) Jennifer Management II Corp. (9177); (ix) Jennifer Management V Ltd. (9876); (x) Jennifer Convertibles Natick, Inc. (2227); (xi) Nicole Convertibles, Inc. (5985); (xii) Washington Heights Convertibles, Inc. (0783).

TABLE OF CONTENTS

Section 15.09.	No Injunctive Relief.	58
Section 15.10.	No Admissions.	58
Section 15.11.	Extension of Time.	58
Section 15.12.	Creditors’ Committee.	58
Section 15.13.	Payment of Statutory Fees.	59
Section 15.14.	Conflict.	59
Section 15.15.	Reservation of Rights	59

INTRODUCTION

Jennifer Convertibles, Inc. and the other debtors and debtors-in-possession in the above-captioned cases propose the following Plan2 for the resolution of the outstanding Claims against and Interests in the Debtors.  Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, business, properties and operations, projections for those operations, risk factors, a summary and analysis of the Plan, and certain related matters including, among other things, certain tax matters, and the securities and other consideration to be issued and/or distributed under the Plan.  Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019 and Section 5.03 of the Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

The only Persons that are entitled to vote on the Plan are the Holders of the Mengnu Unsecured Claim and General Unsecured Claims.  Such Persons are encouraged to read the Plan and the Disclosure Statement and their respective exhibits and schedules in their entirety before voting to accept or reject the Plan.  No materials other than the Disclosure Statement, the respective schedules and exhibits attached thereto and referenced therein, and the letter from the Creditors’ Committee with respect to the Plan have been authorized by the Bankruptcy Court for use in soliciting acceptances or rejections of the Plan.

ARTICLE I

DEFINITIONS, RULES OF CONSTRUCTION AND EXHIBITS

Section 1.01.	Definitions.

Unless otherwise provided in the Plan, all terms used herein shall have the meanings ascribed to such terms in the Bankruptcy Code or the Federal Rules of Bankruptcy Procedure.  For the purposes of the Plan, the following terms (which appear in the Plan in capitalized form) shall have the meanings set forth below, and such meanings shall be equally applicable to the singular and to the plural form of the terms defined, unless the context otherwise requires:

1.           “Administrative Claim(s)” means a Claim for any (a) cost or expense of administration of the Chapter 11 Cases, of the kind specified in section 503(b), including section 503(b)(9), and 507(a)(2) of the Bankruptcy Code, including, but not limited to (i) any actual and necessary post-petition costs or expenses of preserving the estates of the Debtors, (ii) any actual and necessary costs and expenses of operating the businesses of the Debtors, (iii) any indebtedness or obligations incurred or assumed by the Debtors in connection with the conduct of their business, (iv) amounts owed to vendors providing goods and services to the Debtors during the Chapter 11 Cases, (v) tax obligations incurred after the Petition Date, (vi) all compensation and reimbursement of expenses of Professionals to the extent Allowed by the Bankruptcy Court under Sections 328, 330 or 331 of the Bankruptcy Code, whether fixed before or after the Effective Date, and (b) United States Trustee’s Fee Claims.

____________________
2 All capitalized terms used but not defined herein shall have the meanings set forth in Article I herein.

2.           “Administrative Claims Bar Date” means the date that is sixty (60) days after the Effective Date or such other date as the Bankruptcy Court determines.

3.           “Allowed” means with respect to any Claim or portion thereof (to the extent such Claim is not Disputed or Disallowed) (a) any Claim, proof of which (i) was timely Filed with the Bankruptcy Court, or (ii) was deemed timely Filed pursuant to section 1111(a) of the Bankruptcy Code, or (iii) was not required to be Filed as determined by a Final Order; (b) any Claim that is listed in the Schedules as liquidated in an amount other than zero and not Disputed or contingent (and to which no Proof of Claim in a different amount has been Filed or as to which the applicable Proof of Claim has been withdrawn or Disallowed); (c) any Claim which has been Allowed by a Final Order; (d) any Claims or Interests allowed under or pursuant to the terms of the Plan; (e) any Claim arising from the recovery of property under sections 550 or 553 of the Bankruptcy Code which has been allowed in accordance with section 502(h) of the Bankruptcy Code; or (f) any Claim which is a Claim by a Professional for which a fee amount and reimbursement amount has been approved by order of the Bankruptcy Court.

4.           “Allowed _______ Claim(s)” means, with respect to any specified Class or type of Claim, whether classified or unclassified, that the referenced Claim is an Allowed Claim.

5.           “Amended Certificate and Bylaws” means the amended and restated certificate of incorporation and bylaws for the Reorganized Debtors in the form set forth in the Plan Supplement.

6.           “Ashley” means Ashley Homestores, Ltd.

7.           “Ashley Inventory” means all inventory assets acquired by the Debtors from Ashley sold in the Debtors’ Ashley stores.

8.           “Avoidance Action(s)” means any and all Causes of Action which a trustee, Debtors-in-possession, the estate or other appropriate party in interest may assert under Chapter 5 of the Bankruptcy Code, including, but not limited to, sections 502(d), 510, 522(f), 522(h), 542, 543, 544, 545, 547, 548, 549, 550, 551, 553 and 724(a) of the Bankruptcy Code.

9.           “Ballot” means the form distributed to each Holder of an Impaired Claim entitled to vote on the Plan on which is to be indicated the acceptance or rejection of the Plan.

10.           “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., together with all amendments and modifications thereto as applicable to the Chapter 11 Cases.

11.           “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York or, if such court ceases to exercise jurisdiction over these proceedings, the court or adjunct thereof that exercises jurisdiction over the Chapter 11 Cases.

12.           “Bankruptcy Rule(s)” means (a) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under 28 U.S.C. § 2075, (b) the applicable Federal Rules of Civil Procedure, as amended and promulgated under 28 U.S.C. § 2072, (c) the applicable Local Rules of Civil Practice and Procedure of the United States District Court for the Southern District of New York, to the extent applicable, and (d) any local rules and standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, together with all amendments and modifications thereto that were subsequently made applicable to the Chapter 11 Cases or proceedings therein, as the case may be.

13.           “Bar Date” means the general bar date and governmental bar date as set forth in the Bar Date Order, or any other date set therefore by order of the Bankruptcy Court.

14.           “Bar Date Order” means that certain order dated September 16, 2010 establishing the Bar Date and/or any other order of the Bankruptcy Court establishing any Bar Date for any Claim in the Chapter 11 Cases.

15.           “Board of Directors” means the Board of Directors of Jennifer Convertibles, Inc.

16.           “Business Day(s)” means any day which is not a Saturday, a Sunday, a “legal holiday” as defined in Bankruptcy Rule 9006(a), or a day on which banking institutions in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed.

17.           “Cash” or “$” means the lawful currency of the United States of America and its equivalents.

18.           “Cause(s) of Action” means any and all actions, proceedings, obligations, judgments, debts, accounts, claims, rights, defenses, third-party claims, damages, executions, demands, crossclaims, counterclaims, suits, causes of action (including against insiders), choses in action, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims whatsoever (and any rights to any of the foregoing), whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, then existing or thereafter arising, secured or unsecured and whether asserted or assertable directly, indirectly or derivatively, at law, in equity or otherwise, including, without limitation, any recharacterization, subordination, avoidance, or other claim arising under or pursuant to section 105 or chapter 5 of the Bankruptcy Code or under any similar provisions of applicable state or federal law.

19.           “Chapter 11 Cases” or “Cases” means the jointly administered chapter 11 cases of the Debtors, Case No. 10-13779 (ALG), entitled In re Jennifer Convertibles, Inc., pending in the Bankruptcy Court.

20.           “Claim(s)” means a “claim” as defined in section 101(5) of the Bankruptcy Code against any one or more of the Debtors, or their property, whether or not asserted.

21.           “Claims Agent” means BMC Group, Inc.

22.           “Class” means each group or category of Claims or Interests as classified herein.

23.           “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

24.           “Confirmation Date” means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court with respect to the Chapter 11 Cases.

25.           “Confirmation Hearing” means the hearing held before the Bankruptcy Court to consider Confirmation of the Plan pursuant to Sections 1128(a) and 1129 of the Bankruptcy Code, as it may be adjourned or continued from time to time.

26.           “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

27.           “Creditor” means any Person that is the Holder of any Claim against the Debtors.

28.           “Creditors’ Committee” means the statutory committee of unsecured creditors that was appointed in these Cases in accordance with section 1102 of the Bankruptcy Code, as the same may be reconstituted from time to time.

29.           “Cure Amount” means all amounts required to be paid to a counterparty to an Executory Contract or unexpired lease to assume such Executory Contract or unexpired lease pursuant to section 365 of the Bankruptcy Code.

30.           “D&O Actions” means any Cause of Action against any of the Debtors’ directors and officers.

31.           “D&O Cash Reserve” means the Cash reserved to pay retention amounts as required under the D&O Liability Insurance Policies.

32.           “D&O Liability Insurance Policies” means all insurance policies of any of the Debtors for directors’, managers’ and officers’ liability.

33.           “Debtors” means (i) Jennifer Convertibles, Inc.; (ii) Jennifer Convertibles Boylston MA, Inc.; (iii) Jennifer Chicago Ltd.; (iv) Elegant Living Management, Ltd.; (v) Hartsdale Convertibles, Inc.; (vi) Jennifer Management III Corp.; (vii) Jennifer Purchasing Corp.; (viii) Jennifer Management II Corp.; (ix) Jennifer Management V Ltd.; (x) Jennifer Convertibles Natick, Inc.; (xi) Nicole Convertibles, Inc.; (xii) Washington Heights Convertibles, Inc., as Debtors and Debtors in Possession in the Chapter 11 Cases.

34.           “Debtor-Released Parties” means, collectively, the Debtors’ directors, officers, employees, agents, members, shareholders, advisors and professionals (including any attorneys, financial advisors, investment bankers, and other professionals retained by such persons), each solely in their capacity as such, and to the extent such Persons occupied any such positions at any time on or after the Petition Date, provided, however, that the Debtors’ directors and officers will not be released with respect to the D&O Actions, as provided for and limited by Section 12.08 of the Plan.

35.           “DIP Credit Agreement” means that certain agreement entered into by and between Mengnu and the Debtors on November 19, 2010, pursuant to which Mengnu agreed to provide credit financing to the Debtors and received superpriority claims over the Collateral (as defined in the DIP Credit Agreement).

36.           “Disallowed” means any Claim against the Debtors which, in whole or in part, (i) has been disallowed by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Debtors; (iii) has been withdrawn by the Holder thereof; (iv) is listed in the Schedules as a zero amount or as Disputed, contingent or unliquidated and in respect of which a Proof of Claim has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated resulting in a reduction in the Filed amount of any Proof of Claim; (vi) is evidenced by a Proof of Claim that is required to be Filed, but was not timely or properly Filed; (vii) is unenforceable against the Debtors and the Property of the Debtors, under any agreement or applicable law for a reason other than because such Claim is contingent or unmatured; (viii) includes unmatured interest, penalties or late charges; (ix) is for reimbursement or contribution that is contingent as of the time of allowance or disallowance of such claim; or (x) is a Claim or portion thereof for any fine, penalty, forfeiture, attorneys’ fees (to the extent such attorneys’ fees are punitive in nature), or for multiple, exemplary or punitive damages, to the extent that such fine, penalty, forfeiture, attorneys’ fees or damages does not constitute compensation for the Creditor’s actual pecuniary loss.  In each case a Disallowed Claim is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

37.           “Disallowed Claim” means a Claim that is Disallowed, or the Disallowed portion thereof.

38.           “Disbursing Agent(s)” means the Reorganized Debtors or any other entity in its capacity as a disbursing agent under the Plan.  The Tranche A Note and Tranche C Note will be distributed by the Litigation Trustee, and the Tranche B Note and Tranche D Note will be distributed by the Reorganized Debtors.

39.           “Disclosure Statement” means the disclosure statement dated November 19, 2010, related to the Plan as such disclosure statement may be amended, modified or supplemented from time to time, and all exhibits and schedules annexed thereto, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

40.           “Disputed Claim” means (a) any Claim, proof of which was timely and properly filed, which is disputed under the Plan or as to which a timely objection is filed and/or request for estimation has been interposed, and which objection and/or request for estimation has not been withdrawn or determined by a Final Order, or (b) any Claim, proof of which was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly Filed.

41.           “Disputed Claims Reserve(s)” means the reserve(s) established in accordance with Section 8.05 of the Plan, to hold Cash or other consideration that will be distributable to the Holders of such Claims if such Claims are subsequently Allowed.

42.           “Disputed Distribution” means any dispute that arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution.

43.           “Distribution” means Cash, property, interests in property or other value distributed under the Plan to the Holders of Allowed Claims.

44.           “Distribution Date” means the Initial Distribution Date or the date every six (6) months subsequent to the Initial Distribution Date, or as soon thereafter as is reasonably practicable, unless the Disbursing Agent determines, in its reasonable discretion, that such Distribution would be economically impracticable.

45.           “Distribution Record Date” means, for purposes of determining the Holders of Claims entitled to receive Distributions under the Plan on account of such Claims and, to the extent applicable, to vote on the Plan, the Effective Date.

46.           “Effective Date” means the first Business Day on which all conditions to the Effective Date set forth in Section 14.02 of the Plan have been satisfied or waived.

47.           “Estates” means the estates of the Debtors created by operation of law on the Petition Date pursuant to section 541 of the Bankruptcy Code.

48.           “Executory Contract” means a written contract between the Debtors and any other Person entered into prior to and in effect as of the Petition Date under which performance remains due on both sides.

49.           “Existing Common Stock” means the common stock of the Debtors.

50.           “Existing Preferred Stock” means the preferred stock of the Debtors.

51.            “Fee Claim” means an Administrative Claim under Sections 330(a), 331 or 503 of the Bankruptcy Code for compensation of a Professional or other Person for services rendered or expenses incurred in the Chapter 11 Case on or prior to the Effective Date.

52.           “File(d)” means the act represented by receipt by the Clerk of the Bankruptcy Court in the Chapter 11 Case or such other party as the Bankruptcy Court may direct.

53.           “Final Order” means an order, ruling, judgment, the operation or effect of a judgment or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other court of competent jurisdiction which has not been reversed, vacated, stayed, modified or amended, and as to which (i) the time to appeal or petition for review, rehearing, certiorari, reargument or retrial has expired and as to which no appeal or petition for review, rehearing, certiorari, reargument or retrial is pending, or (ii) any appeal or petition for review, rehearing, certiorari, reargument or retrial has been finally decided and no further appeal or petition for review, rehearing, certiorari, reargument or retrial can be taken or granted.

54.           “General Unsecured Claim” means any Claim against the Debtors that is not an Administrative Claim, Priority Non-Tax Claim, Priority Tax Claim, Mengnu 503(b)(9) Claim, Mengnu DIP Claim, Fee Claim, United States Trustee Fee, Mengnu Unsecured Claim, Existing Preferred Stock Interest, or Existing Common Stock Interest.

55.            “Holder” means the legal or beneficial holder of a Claim or Interest (and, if used in conjunction with a Class or type of Claim or Interest, means a holder of a Claim or Interest in such Class or of such type).

56.           “Impaired” means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of Section 1124 of the Bankruptcy Code.

57.           “Intercompany Claim” means any Claim that is asserted by a Debtor against another Debtor.

58.           “Interests” means all shares of Existing Common Stock or Existing Preferred Stock, including all issued, unissued, authorized or outstanding shares of stock, whether or not transferable, and all warrants, options, restricted stock or restricted stock units or rights of any kind or nature, and other instruments or documents of any kind or nature providing for or otherwise evidencing an ownership interest in any Debtor (whether known or unknown, liquidated or unliquidated, fixed or contingent, matured or unmatured, Disputed or undisputed), or any right of any kind or nature, contractual, legal, equitable or otherwise, to purchase or acquire any such Interests at any time and all rights arising with respect thereto or any claims or lawsuits arising out of the purchase or sale of the foregoing.

59.           “IRS” means the Internal Revenue Service.

60.           “JCI Inventory” means all inventory assets of the Reorganized Debtors, other than the Ashley Inventory.

61.           “Lien” means, with respect to any asset or Property (or the Cash, rent, revenue, income, profit or proceed therefrom), and in each case, whether the same is consensual or nonconsensual or arises by contract, operation of law, legal process or otherwise: (a) any and all mortgages, liens, pledges, attachments, charges, leases evidencing a capitalizable lease obligation, conditional sale or other title retention agreement, or other security interest or encumbrance or other legally cognizable security devices of any kind in respect of any asset or Property, or upon the Cash, rents, revenues, income, profits or proceeds therefrom; or (b) any arrangement, express or implied, under which any Property is transferred, sequestered or otherwise identified for the purpose of subjecting or making available the same for the payment of debt or performance of any other obligation in priority to the payment of General Unsecured Creditors.

62.           Litigation Trust” means the grantor trust to be established on the Effective Date in accordance with Article IX of the Plan and the Litigation Trust Agreement for the benefit of the Holders of General Unsecured Claims and the Holder of the Mengnu Unsecured Claim.

63.           “Litigation Trust Agreement” means the agreement governing the Litigation Trust, which shall be in form and substance acceptable to Mengnu.

64.           “Litigation Trust Board” means, to the extent provided for in the Litigation Trust Agreement, the group of Persons approved prior to the Effective Date, or any replacements thereafter, selected in accordance with and who shall have the authority set forth in, the provisions of the Litigation Trust Agreement.

65.           “Litigation Trust Cash” means funds in the amount of $100,000 that the Reorganized Debtors will transfer to the Litigation Trust as part of the funding for the Litigation Trust.

66.            “Litigation Trust Causes of Action” means, collectively, the Avoidance Actions, D&O Actions, and Objections to General Unsecured Claims.

67.           “Litigation Trust Fund” means the Litigation Trust Cash, Litigation Trust Causes of Action, the Litigation Trust Funds, Tranche A Note, Tranche C Note, 9.9% of the New Common Stock, and any other assets acquired by the Litigation Trust after the Effective Date or pursuant to the Plan, and all proceeds of the foregoing assets.

68.            “Litigation Trust Proceeds” means the proceeds of the Litigation Trust Causes of Action less any amounts required to be reserved or paid by the Litigation Trustee pursuant to Article IX of the Plan.

69.           “Litigation Trustee” means the person or entity, solely in their capacity as the litigation trustee of the Litigation Trust, approved prior to the Effective Date by the Bankruptcy Court to administer the Litigation Trust in accordance with the terms and provisions of the Plan and the Litigation Trust Agreement.

70.           “Management Agreement” means, collectively, those agreements that will be entered into by Reorganized Debtors, on the one hand, and certain officers of the Reorganized Debtors, on the other hand, substantially final forms of which are set forth in the Plan Supplement.

71.           “Material Adverse Change” means a material adverse change in the status of a person or entity who has rights under the Plan.

72.           “Mengnu” means Haining Mengnu Group Co. Ltd.

73.           “Mengnu 503(b)(9) Claim” means the Claim of Mengnu pursuant to section 503(b)(9) of the Bankruptcy Code.

74.           “Mengnu DIP Claims” means the Obligations (as defined in the DIP Credit Agreement) owed by the Debtors to Mengnu.

75.           “Mengnu Unsecured Claim” means the Unsecured Claim of Mengnu.

76.           “New Common Stock” means the shares of common stock of the Reorganized Debtors, authorized to be issued by the Reorganized Debtors pursuant to the Plan and with the rights with respect to dividends, liquidation, voting and other matters as are provided for by applicable nonbankruptcy law and in the Reorganized Debtors’ articles of incorporation.

77.           Non-JCI Inventory” means Ashley Inventory and all non-JCI Inventory assets of the Reorganized Debtors, whether tangible or intangible, including, but not limited to, leases, Executory Contracts, accounts receivable, equipment, customer lists, real property, non-real property, and intellectual property.

78.            “Objection” means any objection, application, motion, complaint or other legal, equitable or administrative proceeding brought by any party (including arbitration, mediation, summary proceeding, adversary proceeding or other litigation if applicable) seeking to disallow, determine, liquidate, classify, reclassify or establish the priority, expunge, avoid, subordinate, estimate or otherwise limit recovery, in whole or in part, with respect to any Claim (including the resolution of any request for payment of any Administrative Claim).

79.           “Ordinary Course Administrative Claims” means Administrative Claims against the Debtors that represent liabilities incurred in the ordinary course of business of the Debtors.

80.           “Person(s)” means a corporation, governmental unit and person, each as respectively defined in Sections 101(9), (27) and (41) of the Bankruptcy Code, including a natural person, individual, partnership, corporation, or other domestic or foreign entity or organization.

81.           “Petition Date” means July 18, 2010, the date upon which the Chapter 11 Cases were commenced in the Bankruptcy Court.

82.           “Plan” means this joint chapter 11 plan of reorganization proposed by the Debtors, including all exhibits, appendices, schedules and annexes, if any, attached or to be attached thereto or filed or considered in connection therewith including a Plan Supplement, if any, as such plan and related documents may be further altered, amended, supplemented or modified from time to time in accordance with the provisions of the Bankruptcy Code, the Bankruptcy Rules, and/or the Confirmation Order.

83.           “Plan Sponsor” means Mengnu.

84.           “Plan Supplement” means (if any) such exhibits, documents, lists or schedules not Filed with the Plan but as may be Filed in connection therewith on or before January 14, 2011, or such other date as the Bankruptcy Court may establish.

85.           “Plan Support Agreement” means the Plan Support Agreement entered into by the Debtors and Mengnu on or prior to July 18, 2010.

86.           “Priority Non-Tax Claim” means any Claims entitled to priority in payment pursuant to sections 507(a)(3) and 507(a)(4) of the Bankruptcy Code.

87.           “Priority Tax Claim” means any Claims of a governmental unit (as defined in section 101(27) of the Bankruptcy Code) of the kind entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

88.           “Professional” shall mean any professional retained by Order of the Bankruptcy Court in these Chapter 11 Cases in accordance with Sections 327, 328, 330 or 1103 of the Bankruptcy Code.

89.           “Proof(s) of Claim” means any proof of claim Filed or that should have been Filed with the Bankruptcy Court in the Case pursuant to Bankruptcy Rules 3001 or 3002, the Bar Date Order, or other order of the Bankruptcy Court.

90.           “Property” means, as to the Debtors, any and all assets or property of the Debtors, of any kind, nature or description whatsoever, real or personal, tangible or intangible, as defined in Section 541 of the Bankruptcy Code.

91.           “Pro Rata Share” means the proportion that the face amount of a Claim in a particular Class or Classes bears to the aggregate face amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in such Class or Classes, unless the Plan provides otherwise.

92.           “Released Parties” means, collectively, (a) the Debtor-Released Parties; (b) Mengnu and its advisors and professionals (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), each solely in its capacity as such; and (c) the Creditors’ Committee and its members, advisors and professionals (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons), each solely in its capacity as such.

93.           “Reorganized Debtors Reimbursement Obligations” means the reimbursement obligations of the Litigation Trust to the Reorganized Debtors as set forth in sections 9.05(e) and (f) herein.

94.            “Reorganized Debtors” means the Debtors on and after the Effective Date.

95.           “Retained Causes of Action” means any Cause of Action retained by the Reorganized Debtors and not transferred to the Litigation Trust.

96.           “Schedule of Rejected Contracts and Leases” means a schedule of the contracts and leases to be rejected pursuant to section 365 of the Bankruptcy Code and Section 11.01 of the Plan, which shall be filed by the Debtors on or before January 13, 2011, as such schedule may be amended from time to time on or before the Confirmation Date

97.           “Schedules” means the Schedules, Statements and Lists Filed by the Debtors on September 3, 2010, pursuant to Bankruptcy Code Section 521(1) and Bankruptcy Rule 1007, as they have been or may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Bankruptcy Court prior to the entry of the final decree in these Cases.

98.           “Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77(a) et. seq.

99.           “Secured Exit Credit Facility” shall mean that certain secured credit facility entered into by and between Mengnu and the Reorganized Debtors pursuant to which Mengnu will provide exit financing for the benefit of the Reorganized Debtors.

100.           “Tax(es)” means any tax, charge, fee, levy, or other assessment by any federal, state, local or foreign governmental authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax, together with any interest, penalties, fines or additions attributable to, imposed on, or collected by any such federal, state, local or foreign governmental authority.

101.           “TM Capital” means TM Capital Corp.

102.           “Trademark Usage Agreement(s)” means the Trademark Usage Agreements entered into between Ashley and Hartsdale Convertibles, Inc. as licensee, and Jennifer Convertibles, Inc. as guarantor.

103.           “Tranche A Note” means a $1.4 million one (1) year note, at 3% interest per annum, such interest payable semi-annually, non-amortizing, secured ratably with the Tranche C Note by a first priority lien on the JCI Inventory.

104.           “Tranche B Note” means a $2,638,284.09, two (2) year note, at 4% interest per annum, such interest payable semi-annually, non-amortizing, secured by (i) a first priority lien on all Non-JCI Inventory of the Reorganized Debtors (other than Hartsdale Convertibles, Inc.) (the “Tranche B First Lien”); and (ii) a junior lien, subordinated to the liens granted in connection with the Tranche A Note and Tranche C Note, on all JCI Inventory (the “Tranche B Subordinated Lien”), subordinated as to repayment of principal to the Tranche A Note and the Tranche C Note.

105.           “Tranche C Note” means a $950,000, three (3) year note, at 5% interest per annum, such interest payable semi-annually, non-amortizing, secured ratably with the Tranche A Note by a first priority lien on all JCI Inventory.

106.           “Tranche D Note” means a $1,878,760.45, four (4) year unsecured note, at 6% interest per annum, such interest payable semi-annually, non-amortizing.  The Tranche D Note will be subordinated as to repayment of principal to the Tranche A Note, the Tranche B Note, and the Tranche C Note.

107.           “Tranche E Note” means a note in an amount necessary to fund the Debtors’ exit from bankruptcy and to provide for the working capital needs of the Reorganized Debtors, as further set forth in the Plan Supplement.

108.           “Unclaimed Property” means any unclaimed Distribution of Cash or any other Property made pursuant to the Plan to the Holder of an Allowed Claim pursuant to the Plan, including checks that are either not cashed for ninety (90) days after issuance or which are returned as undeliverable without a proper forwarding address, and any Distribution not delivered because no mailing address was available as of the applicable Distribution Date.

109.           “Unimpaired” means any Claim that is not Impaired.

110.           “United States Trustee” means the United States Trustee appointed under Section 58l(a)(2) of title 28 of the United States Code to serve in the Chapter 11 Cases.

111.           “United States Trustee Fee Claims” means fees arising under 28 U.S.C. § 1930(a)(6) or accrued interest thereon arising under 31 U.S.C. § 3717.

112.           “Unsecured Claim(s)” means any Claim which arose prior to the Petition Date, is not subject to any priority under the Bankruptcy Code and is not secured by a Lien on the Debtors’ Property, including, but not limited to any Claim arising from the rejection of an Executory Contract in accordance with Sections 365 or 1123(b)(2) of the Bankruptcy Code.

113.           “Voting Record Date” means the record date for voting on the Plan that is designated in the Disclosure Statement order.

Section 1.02.	Interpretation; Application of Definitions and Rules of Construction.

a.
Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neutral gender shall include the masculine, feminine and the neuter.

b.	The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular paragraph, subparagraph, or clause contained in the Plan.

c.
The words “includes” and “including” are not limiting and mean that the things specifically identified are set forth for purposes of illustration, clarity or specificity and do not in any respect qualify, characterize or limit the generality of the class within which such things are included.

d.	The captions and headings in the Plan are for convenience of reference only and shall not limit or otherwise affect the provisions hereof

e.
Any term used in the Plan that is not defined in the Plan, either in Article I of the Plan or elsewhere, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning assigned to that term in (and shall be construed in accordance with the rules of construction under) the Bankruptcy Code or the Bankruptcy Rules (with the Bankruptcy Code controlling in the case of a conflict or ambiguity).  Without limiting the preceding sentence, the rules of construction set forth in Section 102 of the Bankruptcy Code shall apply to the Plan, unless superseded herein.

f.
To the extent that the description of the Plan or any Plan document is inconsistent with the actual terms or conditions of the Plan or any Plan document, the terms and conditions of the Plan or Plan document, as the case may be, shall control.

Section 1.03.	Exhibits.

Any and all exhibits to the Plan and any documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full herein, regardless of when Filed.  All references to “the Plan” herein shall be construed, where applicable, to include references to this document and any amendments and exhibits hereto, the Plan Supplement and any amendments thereto, and all of their respective exhibits, appendices, schedules and annexes.

Holders of Claims and Interests may inspect a copy of the Plan and related documents, once filed, in the Office of the Clerk of the Bankruptcy Court during normal business hours, or obtain a copy of the Plan and related documents by a written request sent to the following address:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention:	Michael S. Fox
Jordanna L. Nadritch

Telephone: (212) 451-2300
Email:	mfox@olshanlaw.com
jnadritch@olshanlaw.com

ARTICLE II

RESOLUTION OF CERTAIN INTER-CREDITOR AND INTER-DEBTOR ISSUES

Section 2.01.	Substantive Consolidation of Debtors for Purposes of Voting, Confirmation and Distribution.

The Plan provides for substantive consolidation of the Debtors’ Estates, but solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims under the Plan.  On the Effective Date, and solely for purposes of voting, confirmation, and making distributions to the Holders of Allowed Claims under the Plan: (a) all guarantees of any Debtor of the payment, performance or collection of another Debtor with respect to Claims against such Debtor shall be eliminated and cancelled; (b) any single obligation of multiple Debtors shall be treated as a single obligation in the consolidated Chapter 11 Cases; and (c) all guarantees by a Debtor with respect to Claims against one or more of the other Debtors shall be treated as a single obligation in the consolidated cases.  On the Effective Date, and in accordance with the terms of the Plan and the consolidation of the assets and liabilities of the Debtors, all Claims based upon guarantees of collection, payment, or performance made by a Debtor as to the obligation of another Debtor shall be released and of no further force and effect.  Except as set forth in this Section, such substantive consolidation shall not affect (a) the legal and corporate structure of the Reorganized Debtors, or (b) any obligations under any leases or contracts assumed in the Plan or otherwise after the Petition Date.

Notwithstanding anything to the contrary herein, on or after the Effective Date, any and all Intercompany Claims will be adjusted (including by contribution, distribution in exchange for new debt or equity, or otherwise), paid, continued, or discharged to the extent reasonably determined appropriate by the Reorganized Debtors.  Any such transaction may be effected on or subsequent to the Effective Date without any further action by the Bankruptcy Court or by the stockholders of any of the Reorganized Debtors.

Notwithstanding the substantive consolidation of the Estates for the purposes set forth herein, each Reorganized Debtor shall pay all United States Trustee Fee Claims on all disbursements, including Plan Distributions and disbursements in and outside of the ordinary course of business, until the entry of a final decree in its Chapter 11 Case, dismissal of its Chapter 11 Case, or conversion of its Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code.

Section 2.02.	No Plan Distributions to Equity Interests.

No Plan Distributions shall be made on account of any Interests in any Debtor regardless of whether such Interests are held by a Person which is not a Debtor; provided, however, that any Debtor that owns Interests in another Debtor shall retain such Interests.

ARTICLE III

CLASSIFICATION OF CLAIMS AND INTERESTS

Section 3.01.	General.

Pursuant to section 1122 of the Bankruptcy Code, a Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of the Class and is classified in a different Class to the extent the Claim or Interest qualifies within the description of that different Class.  A Claim or Interest is placed in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or an Allowed Interest in that Class and such Claim or Interest has not been paid, released, settled or otherwise satisfied prior to the Effective Date.

Section 3.02.	Unclassified Claims (Not entitled to vote on the Plan).

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Mengnu DIP Claims, Mengnu 503(b)(9) Claims, Fee Claims, United States Trustee Fees, and Priority Tax Claims are not classified.  The treatment accorded Administrative Claims, Mengnu DIP Claims, Mengnu 503(b)(9) Claims, Fee Claims, United States Trustee Fees, and Priority Tax Claims is set forth in Section 4.02 of the Plan.

Section 3.03.	Classification of Claims and Interests.

The following table designates the Classes of Claims against and Interests in the Debtors, and specifies which Classes are (a) Impaired or Unimpaired by the Plan, (b) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, or (c) deemed to accept or reject the Plan:

Class	Designation	Impairment	Entitled to Vote
Class 1	Priority Non-Tax Claims	No	No (Deemed to accept)
Class 2	Mengnu Unsecured Claim	Yes	Yes
Class 3	General Unsecured Claims	Yes	Yes
Class 4	Existing Preferred Stock Interests	Yes	No (Deemed to reject)
Class 5	Existing Common Stock Interests	Yes	No (Deemed to reject)

Section 3.04.	Unimpaired Classes of Claims.

The following Classes of Claims are unimpaired and, therefore, deemed to have accepted the Plan and are not entitled to vote on the Plan under section 1126(f) of the Bankruptcy Code.

Class 1: Class 1 consists of all Priority Non-Tax Claims.

Section 3.05.	Impaired Classes of Claims and Interests.

The following Classes of Claims are impaired and entitled to vote on the Plan:

Class 2: Class 2 consists of the Mengnu Unsecured Claim.

Class 3: Class 3 consists of all other General Unsecured Claims.

The following Classes of Claims and Interests are impaired and deemed to have rejected the Plan and, therefore, are not entitled to vote on the Plan under section 1126(g) of the Bankruptcy Code:

Class 4: Class 4 consists of all Existing Preferred Stock Interests.

Class 5: Class 5 consists of all Existing Common Stock Interests.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

Section 4.01.	Satisfaction of Claims and Interests.

The treatment of and consideration to be received by Holders of Allowed Claims or Allowed Interests pursuant to the Plan shall be in full satisfaction, settlement, release, extinguishment and discharge of their respective Claims against or Interests in the Debtors and the Debtors’ Property.

Section 4.02.	Treatment of Claims and Interests.

a.	Provisions for Treatment of Unclassified Claims.

1.           Administrative Claims.

Except to the extent that a Holder of an Allowed Administrative Claim agrees to less favorable treatment, or as otherwise provided for in the Plan, the Debtors shall pay to each Holder of an Allowed Administrative Claim Cash in an amount equal to the amount of such Allowed Administrative Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date, and (ii) the first Business Day after the date that is thirty (30) calendar days after the date an Administrative Claim becomes an Allowed Administrative Claim, or as soon thereafter as is reasonably practicable; provided, however, that Allowed Ordinary Course Administrative Claims may be paid by the Debtors in the ordinary course of business of the Reorganized Debtors consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

The Confirmation Order or separate bankruptcy court order will establish the Administrative Claims Bar Date for filing applications for the allowance of Administrative Claims (except for Fee Claims, claims pursuant to section 503(b)(9) of the Bankruptcy Code, Ordinary Course Administrative Claims, and any fees or charges assessed against the Estates under Section 1930 of title 28 of the United States Code and any applicable interest thereon).  A notice setting forth the Administrative Claim Bar Date shall be (i) filed on the Bankruptcy Court’s docket, and (ii) posted on the Debtors’ case information website at http://www.bmcgroup.com/jenniferconvertibles.  Further notice of the Administrative Claims Bar Date shall be provided as may be directed by the Bankruptcy Court.  All requests for payment of an Administrative Claim that accrued on or before the Effective Date (except for Administrative Claims that have been paid, Fee Claims, claims pursuant to section 503(b)(9) of the Bankruptcy Code, Ordinary Course Administrative Claims, and any fees or charges assessed against the Estates under Section 1930 of title 28 of the United States Code) must be filed with the Claims Agent and served on counsel for the Debtors by the Administrative Claim Bar Date.  Any requests for payment of an Administrative Claim that are not properly filed and served by the Administrative Claim Bar Date shall be disallowed automatically without the need for any objection from the Debtors or the Reorganized Debtors or any action by the Bankruptcy Court.  The Reorganized Debtors shall have until 120 days after the Administrative Claims Bar Date (or such longer period as may be allowed by order of the Bankruptcy Court) to review and object to all applications for the allowance of Administrative Claims.  Unless the Debtors or the Reorganized Debtors object to a timely-filed and properly served Administrative Claim, such Administrative Claim shall be deemed Allowed in the amount requested.

2.           Mengnu DIP Claims

On the Effective Date, the Mengnu DIP Claims will be indefeasibly paid and satisfied, in full, in Cash or other consideration, by the Debtors or the Reorganized Debtors, and after the Mengnu DIP Claims are satisfied, all liens granted to Mengnu in connection with the DIP Credit Agreement shall be terminated without further action by the Debtors or the Reorganized Debtors or further order of the Bankruptcy Court.

3.           Mengnu 503(b)(9) Claim

On the Effective Date, the Mengnu 503(b)(9) Claim shall be deemed Allowed in the aggregate amount of $2,638,284.09.  On the Effective Date, in full and complete satisfaction, settlement and release of the Mengnu 503(b)(9) Claim, the Debtors shall provide Mengnu, on account of the Mengnu 503(b)(9) Claim, with the Tranche B Note.

4.           Fee Claims.

Any entity seeking an award by the Bankruptcy Court of compensation or reimbursement of Fee Claims pursuant to sections 327, 328, 330, 331, 503 or 1103 of the Bankruptcy Code for services rendered prior to the Effective Date file and serve on the Reorganized Debtors and their counsel, the United States Trustee, counsel to the Creditors’ Committee, and such other entities who are designated by the Bankruptcy Rules, the Confirmation Order or any other order(s) of the Court, its final application for allowance of such compensation and/or reimbursement by no later than sixty (60) days after the Effective Date or such other date as may be fixed by the Bankruptcy Court.  Holders of Fee Claims that are required to file and serve applications for final allowance of their Fee Claims and that do not file and serve such applications by the required deadline shall be forever barred from asserting such Fee Claims against the Debtors, the Reorganized Debtors or their respective properties, and such Fee Claims shall be deemed discharged as of the Effective Date.  Objections to any Fee Claims must be filed and served on the Reorganized Debtors and their counsel and the requesting party no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which an application for final allowance of such Fee Claims was filed and served.

The Reorganized Debtors shall pay each Holder of an Allowed Fee Claim Cash in an amount equal to the amount of such Allowed Fee Claim on the date such Fee Claim becomes an Allowed Fee Claim or as soon thereafter as is reasonably practicable.

5.           United States Trustee Fees

On the Effective Date or as soon as practicable thereafter, the Debtors or Reorganized Debtors shall pay all United States Trustee Fees.

6.           Priority Tax Claims.

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a different treatment, or the Bankruptcy Court has previously ordered otherwise, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete satisfaction, settlement, and release of, and in exchange for such Allowed Priority Tax Claim, at the sole option of the Reorganized Debtors, (a) on, or as soon thereafter as is reasonably practicable, the later of the Effective Date and the first Business Day after the date that is thirty (30) calendar days after the date a Priority Tax Claim becomes an Allowed Claim, Cash in an amount equal to such Allowed Priority Tax Claim, or (b) deferred Cash payments following the Effective Date, over a period ending not later than five (5) years after the Petition Date, in an aggregate amount equal to the Allowed amount of such Priority Tax Claim (with any interest to which the holder of such Priority Tax Claim may be entitled to be calculated in accordance with section 511 of the Bankruptcy Code).  All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business.  The Reorganized Debtors shall retain the right to pay any Allowed Priority Tax Claim, or any remaining balance of such claim, in full at any time without premium or penalty.

b.	Provisions for Treatment of Classified Claims.

1.           Class 1 – Priority Non-Tax Claims.

A.           Treatment. The legal, equitable and contractual rights of the holders of Class 1 Claims are unaltered by the Plan.  Except to the extent a Holder of a Priority Non-Tax Claim agrees to different treatment, each Holder of an Allowed Priority Non-Tax Claim will be paid, in full and complete satisfaction, settlement, and release of and in exchange for such Allowed Priority Non-Tax Claim, the Allowed Amount of such Allowed Priority Non-Tax Claim in full in Cash on later of the Effective Date and the first Distribution Date subsequent to the date such Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim.

B.           Voting. In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Priority Non-Tax Claims are conclusively presumed to accept the Plan and the votes of such holders will not be solicited with respect to such Allowed Priority Non-Tax Claims.

2.           Class 2 –Mengnu Unsecured Claim.

A.           Allowance.  On the Effective Date, the Mengnu Unsecured Claim shall be deemed Allowed in the aggregate amount of $14,878,760.45.

B.           Treatment.  Mengnu, on account of the Allowed Mengnu Unsecured Claim will receive, in full and complete satisfaction, settlement and release of and in exchange for such Allowed Mengnu Unsecured Claim (i) 90.1% of the New Common Stock on the Effective Date, or as soon thereafter as practicable, (ii) the Tranche D Note, and (iii) 30% of the Litigation Trust Proceeds.

C.           Voting.  The Mengnu Unsecured Claim is an Impaired Claim, and the Holder of such Claim is entitled to vote to accept or reject the Plan.

3.           Class 3 – General Unsecured Claims.

A.           Treatment.  Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to different treatment, each Holder of an Allowed General Unsecured Claim shall receive, in full and complete satisfaction, settlement and release of and in exchange for such Allowed General Unsecured Claim, its Pro Rata Share of (i) the proceeds of the Tranche A Note; (ii) the proceeds of the Tranche C Note, (iii) 9.9% of the New Common Stock, and (iv) 70% of the Litigation Trust Proceeds.

B.           Voting.  The General Unsecured Claims are Impaired Claims, and holders of such Claims are entitled to vote to accept or reject the Plan.

4.           Class 4 –Existing Preferred Stock Interests.

A.           Treatment.  The Holders of Existing Preferred Stock Interests in the Debtors will not receive or retain any interest in the Debtors, the Reorganized Debtors, the Estates or any other property or interest in property of the Debtors or the Reorganized Debtors on account of such Existing Preferred Stock Interests in the Debtors, and will not be entitled to any Distribution under the Plan on account of the Existing Preferred Stock Interests.

B.           Voting.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Preferred Stock Interests are conclusively presumed to reject the Plan and are not entitled to vote to accept or reject the Plan.

5.           Class 5 – Existing Common Stock Interests.

A.           Treatment.  The Holders of Existing Common Stock Interests in the Debtors will not receive or retain any interest in the Debtors, the Reorganized Debtors, the Estates or any other property or interest in property of the Debtors or the Reorganized Debtors on account of such Existing Common Stock Interests in the Debtors, and will not be entitled to any Distribution under the Plan on account of the Existing Common Stock Interests.

B.           Voting.  In accordance with section 1126(g) of the Bankruptcy Code, the holders of Existing Common Stock Interests are conclusively presumed to reject the Plan and are not entitled to vote to accept or reject the Plan.

ARTICLE V

ACCEPTANCE OR REJECTION OF THE PLAN

Section 5.01.	Each Impaired Class Entitled to Vote Separately

Each Impaired Class of Claims that is to receive a Distribution under the Plan will be entitled to vote separately to accept or reject the Plan.  Except as provided herein, each Person that, as of the Voting Record Date, holds a Claim in an Impaired Class will receive a Ballot that will be used to cast its vote to accept or reject the Plan.  In the event of a controversy as to whether any Class of Claims or Interests is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

Section 5.02.	Acceptance by a Class of Claims

An Impaired Class of Claims will be deemed to accept the Plan if the Plan is accepted by the Holders of Claims in such Class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

Section 5.03.	Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code or “Cramdown”

Because certain Classes are deemed to have rejected the Plan, the Debtors will seek confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Document in order to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

Section 5.04.	Elimination of Vacant Classes.

Any Class of Claims or Interests that does not have a holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court as of the date of the Confirmation Hearing shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.

Section 5.05.	Voting Classes.

If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Plan shall be deemed accepted by the Holders of such Claims or Interests in such Class.

Section 5.06.	Confirmation of All Cases.

Except as otherwise specified herein, the Plan shall not be deemed to have been confirmed unless and until the Plan has been confirmed as to each of the Debtors; provided, however, that the Debtors, with the consent of the Creditors’ Committee and the Plan Sponsor, may at any time waive this Section.

ARTICLE VI

MEANS OF PLAN IMPLEMENTATION

Section 6.01.	Corporate Action Non-Voting Securities.

On and after the Effective Date, the Reorganized Debtors shall have full authority and are authorized to take such actions and execute such documents as may be necessary to effectuate the transactions provided for in the Plan.  The Reorganized Debtors’ post-Effective Date authority shall include the right to operate their business as a going concern; to purchase and/or sell assets; to commence and prosecute actions and proceedings; to open, maintain and close bank accounts and/or other investments on behalf of the Estates; to make and File Objections to, or otherwise contest the amount, validity and/or priority of, all Claims other than General Unsecured Claims; to calculate and make Distributions consistent with the Plan; to prosecute and resolve Objections regarding all Claims other than General Unsecured Claims; to engage in arbitration or mediation; to engage or retain Professionals and to pay the fees and disbursements thereof; to file tax information and returns as required and, in connection therewith, to make such determinations of tax liability, challenge assessments, make tax elections, pay taxes and take other, related actions; to hold and dispose of any unclaimed Distributions; and to close the case and any related proceedings.  Subsequent to the Effective Date, the Debtors’ charter shall be amended to prohibit the issuance of non-voting securities and to otherwise comply with the terms and conditions of section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, the members of the Board of Directors of the Reorganized Debtors are authorized to, and may direct an officer to, issue, execute, deliver, file, or record such contracts, securities, instruments, releases, and other agreements or documents and take such action as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan and the securities issued pursuant to the Plan in the name of, and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those required pursuant to the Plan.

The adoption of the Amended Certificate and Bylaws, the selection of directors and officers of Reorganized Debtors, and all other actions contemplated by the Plan shall be authorized and approved in all respects (subject to the provisions of the Plan) by the Confirmation Order.  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, and any corporate action required by the Debtors of the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable law and shall be in effect, without any requirements or further action by the security holders, directors, or managers of the Debtors or Reorganized Debtors.  On the Effective Date, as applicable, the appropriate officers of the Debtors and /or Reorganized Debtors and members of the boards of directors or managers of the Debtors and/or Reorganized Debtors are authorized and directed to issue, execute and deliver, and cause the Reorganized Debtors to perform, the agreements, documents, securities and instruments contemplated by the Plan in the name of and on behalf of the Debtors and/or Reorganized Debtors.

Section 6.02.	Effective Date Transactions

a.	Litigation Trust Arrangements

On the Effective Date, the Reorganized Debtors will enter into the Litigation Trust Agreement with the Litigation Trustee pursuant to which the Litigation Trust Cash will be indefeasibly transferred to the Litigation Trust.

b.	Issuance of Debt and New Common Stock

On the Effective Date or as soon as reasonably practicable thereafter, the Reorganized Debtors shall authorize one (1) million shares of New Common Stock.  The Debtors intend, but are not committing, to be a public company post-Effective Date.  The issuance of the New Common Stock is authorized without the need for any further corporate action or without any further action by any Holder of Claims or Interests.  The New Common Stock issued under the Plan shall be subject to dilution based upon any other shares of New Common Stock issued after the consummation of the Plan; provided, however, that, for a period of two years following the issuance of the New Common Stock, the Reorganized Debtors shall not issue, sell, distribute or grant any right to subscribe for or purchase shares of New Common Stock to the Plan Sponsor unless the per share consideration paid or to be paid for such shares is not less than fair market value.

All of the shares of New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued and, if applicable, fully paid and non-assessable.  Each Distribution and issuance referred to in Article VIII hereof shall be governed by the terms and conditions set forth herein applicable to such Distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such Distribution or issuance, which terms and conditions shall bind each entity receiving such Distribution or issuance.

c.	Effective Date Funding

1.           Secured Exit Credit Facility

On the Effective Date, the Reorganized Debtors and Mengnu shall enter into and receive the proceeds of the Secured Exit Credit Facility.  The Plan Sponsor will provide, subject to the fulfillment of the Plan Sponsor’s conditions precedent in connection therewith, financing support for the Debtors in the form of (i) a Cash Facility and (ii) and LOC Facility..  The proceeds of the Secured Credit Exit Facility will be used to, among other things to repay all obligations owed under the DIP Agreement in Mengnu’s discretion and to provide working capital to the Reorganized Debtors.

The Reorganized Debtors may execute all documents and enter into all agreements as may be necessary and appropriate in connection with the Secured Exit Credit Facility.

d.	Management Agreements

On the Effective Date, the Reorganized Debtors shall execute the Management Agreements, the substantially final forms of which are set forth in the Plan Supplement.

Section 6.03.	Securities Registration Exemption

The securities to be issued pursuant to the Plan are to be issued without registration under the Securities Act or any similar federal, state or local law in reliance upon the exemptions set forth in section 1145 of the Bankruptcy Code.  To the extent section 1145 of the Bankruptcy Code is inapplicable, these issuances are exempt from registration under the Securities Act or any similar federal, state or local law in reliance on the exemption set forth in section 4(2) of the Securities Act or Regulation D promulgated thereunder.

Section 6.04.	Vesting of Assets in the Reorganized Debtors and the Litigation Trust

Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated therein, on the Effective Date, all property in each of the Debtors’ Estates, all Causes of Action (including Litigation Trust Causes of Action), and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor or the Litigation Trust, as the case may be, free and clear of all Liens, Claims, charges, or other encumbrances.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Retained Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

Section 6.05.	Corporate Governance

(a)           On the Effective Date, the Boards of Directors of the Reorganized Debtors shall consist of those individuals set forth in the Plan Supplement.  The members of the Board of Directors of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations to the Reorganized Debtors on or after the Effective Date.  Following the occurrence of the Effective Date, the Board of Directors of each Reorganized Debtor may be replaced by such individuals as are selected in accordance with the organizational documents of such Reorganized Debtor.

(b)           On the Effective Date, the officers of the Reorganized Debtors shall consist of those individuals identified in the Plan Supplement.  The compensation arrangement for any insider of the Debtors that shall be an officer of a Reorganized Debtor are also included in the Plan Supplement.

Section 6.06.	Cancellation of Existing Securities and Agreements

On the Effective Date, the Interests in Jennifer Convertibles, Inc. shall be deemed, and shall be, cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Similarly, on the Effective Date, except (a) as otherwise specifically provided for in the Plan, (b) with respect to Executory Contracts or unexpired leases that have been assumed by the Debtors, (c) for purposes of evidencing a right to Distributions under the Plan, or (d) with respect to any Claim that is Allowed under the Plan, on the Effective Date, any instruments or documents evidencing any Claims or Interests shall be deemed automatically canceled and deemed surrendered without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors under the agreements, instruments, and other documents, indentures, and certificates of designations governing such Claims and Interests, as the case may be, shall be discharged; provided, however, that such instruments or documents shall continue in effect solely for the purpose of (x) allowing the Holders of such Claims to receive their Distributions under the Plan, and (y) allowing the Disbursing Agent to make such Distributions to made on account of such Allowed Claims; provided, further, however, that the preceding provisions shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan, or result in any expense or liability to the Reorganized Debtors.

Section 6.07.	Obligations Incurred After the Effective Date

Payment obligations incurred after the Effective Date, including, without limitation, the professional fees of the Debtors, will not be subject to application or proof of claim and may be paid by the Reorganized Debtors in the ordinary course of business and without further Bankruptcy Court approval.

Section 6.08.	Post-Confirmation Operating Reports and United States Trustee Fees.

The Reorganized Debtors shall be responsible for the preparation and filing of operating reports until entry of a final decree in this case.  Quarterly fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930 and any applicable interest thereon shall be paid by the Reorganized Debtors until entry of a final decree in this case.

In addition and in accordance with the Rule 3021-1(c) of the Local Bankruptcy Rules for the Southern District of New York, post-confirmation status reports will be filed first, within forty-five (45) days after the entry of the Confirmation Order, and then quarterly every January 15th, April 15th, July 15th and October 15th until the Final Order closing the bankruptcy case is entered.

ARTICLE VII

PRESERVATION AND PROSECUTION OF CAUSES OF ACTION HELD BY THE DEBTORS

Section 7.01.	Preservation and Prosecution of Causes of Action.

In accordance with section 1123(b) of the Bankruptcy Code, all claims and causes of action of the Reorganized Debtors are retained and preserved.  The Reorganized Debtors shall retain and may enforce all rights to commence and pursue, as appropriate, any and all Retained Causes of Action.  The Reorganized Debtors’ right to commence, prosecute, settle, or abandon their Retained Causes of Action shall be preserved, notwithstanding the occurrence of the Effective Date.  The Litigation Trust may enforce all rights to commence and pursue, as appropriate, any and all Litigation Trust Causes of Action.  No entity may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that the Debtors or the Litigation Trust, as applicable, will not pursue any and all available Causes of Action against them.  Unless any Causes of Action against an entity are expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or a Bankruptcy Court order, the Debtors or the Litigation Trust, as the case may be, expressly reserve all Causes of Action, for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of the Confirmation Order.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Causes of Action against any entity shall vest in the Reorganized Debtors or the Litigation Trustee, as the case may be.  On the Effective Date, the Reorganized Debtors shall be deemed to have assigned and shall assign the Litigation Trust Causes of Action to the Litigation Trust pursuant to the Litigation Trust Agreement.

ARTICLE VIII

PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

Section 8.01.	Objections to Claims.

As of the Effective Date, the Debtors shall be deemed to have assigned and shall assign to the Litigation Trust, the right to object to the allowance of, General Unsecured Claims on all available grounds, together with all defenses of the Debtors and their estates, including, without limitation, the defense of setoff.  On such assignment from the Debtors, the Litigation Trust shall have the exclusive right to object to the allowance of any General Unsecured Claim on any ground.  The Reorganized Debtors shall have the right to object to the allowance of any other Claims or Interests with respect to which they dispute liability, priority, and/or amount; provided, however, that the foregoing shall not in any way limit the ability or the right of the Litigation Trust to assert, commence, or prosecute any Litigation Trust Causes of Action against any Holder of such Claim.  All objections, affirmative defenses, and counterclaims shall be litigated to Final Order; provided, however, that the Reorganized Debtors or the Litigation Trust, as the case may be, shall have authority to file, settle, compromise or withdraw any objections to Claims.  Any Objections to Claims that have been filed on or before the Confirmation Date, shall be served and filed as soon as practicable, but, in each instance, no later than: (a) 180 days after the Effective Date; or (b) such other date as may be fixed by the Bankruptcy Court, whether fixed before or after the date specified in clause (a) hereof.  The Filing of a motion to extend such objection deadline shall automatically extend such deadline until a Final Order is entered on such motion.  In the event that such a motion to extend the objection deadline is denied by the Bankruptcy Court, or approved by the Bankruptcy Court and reversed on appeal, such objection deadline shall be the later of the current deadline (as previously extended, as applicable) or 30 days after entry of a Final Order denying the motion to extend the objection deadline.

Section 8.02.	No Payment or Distribution Pending Allowance.

Notwithstanding any other provision in the Plan, if any portion of a Claim is a Disputed Claim, no payment or Distribution of Property provided for hereunder shall be made on account of such Claim unless and until the Disputed Claim becomes an Allowed Claim.  To the extent a Disputed Claim is Disallowed in whole or in part, the Holder of such Claim will not receive any Distribution on account of the portion of such Claim (including the whole, if applicable) that is Disallowed.

Section 8.03.	Disputed Distributions.

If any dispute arises as to the identity of a Holder of an Allowed Claim who is to receive any Distribution, in lieu of making a distribution to such Person, the Disbursing Agent or the Litigation Trust, as the case may be, may deposit the Distribution at issue (or the disputed portion thereof, at the election of the Reorganized Debtors or the Litigation Trustee, as the case may be) into a segregated account for Disputed Distributions until the disposition thereof is determined by a Final Order or by written agreement among the interested parties to such dispute.

Section 8.04.	Estimation.

The Reorganized Debtors and the Litigation Trust, as the case may be, shall have the right, but not the obligation, at any time to seek an order of the Bankruptcy Court, after notice and a hearing (which notice may be limited to the Holder of a Disputed Claim and the United States Trustee, and which hearing may be held on an expedited basis), estimating for final Distribution purposes any contingent, unliquidated, or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors, the Reorganized Debtors or the Litigation Trustee, as the case may be, previously objected to such Claim.  If the Bankruptcy Court estimates any contingent, Disputed or unliquidated Claim, the estimated amount shall constitute either the Allowed Amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court, including for purposes of the Disputed Claims Reserve; provided, however, that if the estimate constitutes the maximum limitation on such Claim, the Debtors, the Reorganized Debtors, or the Litigation Trust, as the case may be, may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim.  On or after the Confirmation Date, Claims that have been estimated may be compromised, settled, withdrawn, or otherwise resolved subsequently, without further order of the Bankruptcy Court.

Section 8.05.	Reserve Account for Disputed Claims

On or after the Effective Date, the Disbursing Agent and the Litigation Trust, as the case may be, shall hold in their respective Disputed Claims Reserves, Cash or other consideration in an aggregate amount sufficient to compensate each Holder of a Disputed Claim, which the Disbursing Agent or the Litigation Trust is ultimately responsible for disbursing, with (i) the amount that such Holder would have been entitled to receive under the Plan if such Claim had been an Allowed Claim on the Effective Date, (ii) to the extent the value of a Disputed Claim has been estimated in accordance with Section 8.04 above, the estimated value of such Disputed Claim, or (iii) such other amount as may be agreed upon by the Holder of such Disputed Claim and the Reorganized Debtor or the Litigation Trust, as the case may be.  The Disbursing Agent and the Litigation Trust may pool funds in the Disputed Claims Reserves with other funds; provided, however, the Disbursing Agent and Litigation Trust shall treat all such funds as segregated accounts in their respective books and records.

Section 8.06.	Release of Funds from Claims Reserves.

At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Disbursing Agent or the Litigation Trust, as the case may be, shall distribute to the Holder thereof the distribution, if any, to which such Holder is then entitled under the Plan.  To the extent a Disputed Claim is Disallowed or Allowed in a lesser amount than has been reserved for such Disputed Claim, the Cash reserved for such Disputed Claim or the difference between the amount reserved for such Disputed Claim and the lesser amount at which such Disputed Claim is ultimately Allowed, as applicable, shall (i) be included by the Litigation Trust in any reserve in which there may be a shortfall and, if no shortfall exists, in future calculations of amounts to be distributed to Holders of Allowed General Unsecured Claims and/or the Allowed Mengnu Unsecured Claim, as applicable, if such Disputed Claim was a General Unsecured Claim or a Mengnu Unsecured Claim; or (ii) be returned from the Disputed Claims Reserve to the Reorganized Debtors.

ARTICLE IX

THE LITIGATION TRUST

Section 9.01.	Formation of the Litigation Trust

Upon the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, on their own behalf and on behalf of the Holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim shall execute the Litigation Trust Agreement and shall take all other steps necessary to establish the Litigation Trust as a grantor trust in accordance with and pursuant to the terms of the Plan.  Pursuant to the Litigation Trust Agreement, the Debtors or the Reorganized Debtors shall transfer to the Litigation Trust all of their right, title and interest in the Litigation Trust Fund, including any Litigation Trust Causes of Action previously assigned to the Creditors’ Committee on behalf of the Debtors’ Estates prior to the Effective Date.  The Debtors or the Reorganized Debtors shall transfer the Litigation Trust Fund to the Litigation Trust free and clear of any Claims, Liens, and other rights of third parties, and the Litigation Trust Fund shall vest in the Litigation Trust free and clean of any such Claim, Liens and rights, unless otherwise provided in this Article IX.  Any recoveries on account of the Litigation Trust Fund shall be Distributed to Holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim in accordance with the Plan and the Litigation Trust Agreement.  The Creditors’ Committee shall share any discovery obtained prior to and after the Effective Date with the Litigation Trustee and any Litigation Trust Board created pursuant to the Litigation Trust Agreement.

Section 9.02.	Purpose of the Litigation Trust

The Litigation Trust shall be established for the sole purpose of liquidating and distributing the Litigation Trust Fund and pursuing, in the Litigation Trustee’s discretion, in consultation with any Litigation Trust Board created pursuant to the Litigation Trust Agreement, all Objections to General Unsecured Claims, in accordance with Treasury Regulation Section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

Section 9.03.	Funding Expenses of the Litigation Trust

In accordance with the Litigation Trust Agreement, upon the creation of the Litigation Trust, the Debtors or the Reorganized Debtors, as the case may be, shall transfer the Litigation Trust Cash to the Litigation Trust to fund the Litigation Trust, which amount shall not be repaid.  After payment of the Litigation Trust Cash, any Cash received in respect of Litigation Trust Fund shall be first allocated to cover the expenses of the Litigation Trust and establish a reserve to help ensure the Litigation Trust will have sufficient funds to cover future expenses of the Litigation Trust.

Section 9.04.	Transfer of Assets

(a)           The transfer of the Litigation Trust Fund to the Litigation Trust shall be made, as provided herein, for the benefit of the holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim, as applicable.  Upon such the transfer of the Litigation Trust Fund, the Debtors and the Reorganized Debtors shall have no interest in or with respect to the Litigation Trust Fund of the Litigation Trust, except for the Reorganized Debtor Reimbursement Obligations.  Notwithstanding the foregoing, for purposes of section 553 of the Bankruptcy Code, the transfer of Litigation Trust Fund to the Litigation Trust shall not affect the mutuality of obligations which otherwise may have existed prior to the effectuation of such transfer.  To the extent that any property to have been included in the Litigation Trust Fund cannot be transferred to the Litigation Trust because of a restriction on transferability under applicable non-bankruptcy law that is not superseded or preempted by section 1123 of the Bankruptcy Code or any other provision of the Bankruptcy Code, any such property deemed to have been retained by the Reorganized Debtors shall be deemed to have been retained by the Reorganized Debtors and the Litigation Trustee shall be deemed to have been designated as a representative of the Reorganized Debtors.  Notwithstanding the foregoing, all net proceeds of such Litigation Trust Fund shall be transferred to the Litigation Trust to be distributed to the Holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim, as applicable, subject to and consistent with the terms of the Plan and the Litigation Trust Agreement.

(b)           The Tranche A Note, the Tranche C Note, and 9.9% of the New Common Stock shall be issued and transferred to the Litigation Trust for the sole benefit of the Holders of Allowed General Unsecured Claims.  Accordingly, the Holder of the Allowed Mengnu Unsecured Claim shall have no right, title or interest in or to the Tranche A Note, the Tranche C Note, 9.9% of the New Common Stock, or the proceeds thereof.

(c)           The Litigation Trust Causes of Action shall be transferred to the Litigation Trust for the benefit of the Holders of Allowed General Unsecured Claims and the Holder of the Allowed Mengnu Unsecured Claim.  Except as set forth in Section 9.05(e) and (f) of the Plan, the Litigation Trust Proceeds shall be allocated as follows: (i) 70% to the Holders of Allowed General Unsecured Claims and (ii) 30% to the Holder of the Allowed Mengnu Unsecured Claim.

Section 9.05.	Litigation; Responsibility of Litigation Trustee

(a)           The Litigation Trust Agreement may provide for the establishment of a Litigation Trust Board.  Subject to the provisions of the Litigation Trust Agreement, the Litigation Trustee shall, in consultation with any Litigation Trust Board created pursuant to the Litigation Trust Agreement, in an expeditious but orderly manner, liquidate, distribute, and convert to Cash the Litigation Trust Fund, make timely Distributions, and not unduly prolong the duration of the Litigation Trust.  The liquidation of the Litigation Trust Fund may be accomplished either through prosecution, compromise and settlement, sale, release, abandonment, waiver or dismissal of any or all claims, rights, or Causes of Action, or otherwise.  The Litigation Trustee, in consultation with any Litigation Trust Board created pursuant to the Litigation Trust Agreement, shall have the absolute right to pursue or not to pursue Litigation Trust Causes of Action as it determines is in the best interests of the beneficiaries of the Litigation Trust, and consistent with the purposes of the Litigation Trust.  Notwithstanding any state or federal law to the contrary or anything herein, the Litigation Trust shall itself have the capacity to sue and be sued, and may alone be named party plaintiff or defendant in all adversary proceedings, contested matters, and other state and federal proceedings brought on its behalf or against it, and settle and compromise all such matters in its own name.  The Litigation Trust shall have the authority and right to retain law firms to handle the prosecution of any Litigation Trust Causes of Actions and Objections to General Unsecured Claims and to assist in the administration of the Litigation Trust.  Any such law firms may, at the direction of the Litigation Trustee, provide assistance to the Reorganized Debtors in connection with the Litigation Trust’s litigation of Avoidance Actions.  The Litigation Trust may incur any reasonable and necessary expenses in liquidating and converting the Litigation Trust Fund to Cash and making Distributions, and shall be reimbursed in accordance with the provisions of the Litigation Trust Agreement.

(b)           No recourse will ever be had, directly or indirectly, against the Litigation Trustee, any Litigation Trust Board or its members or their employees, representatives, professionals, agents, successors or assigns, by legal or equitable proceedings or by virtue of statute or otherwise, or any deed of trust, mortgage, pledge or note, nor upon any promise, contract, instrument, obligation, covenant or agreement executed by the Litigation Trust, the Litigation Trustee, or its employees, representatives, agents, successors or assigns under the Plan or for any purposes authorized by the Plan.  All such liabilities, covenants and agreements will be enforceable only against, and will be satisfied only out of, the assets of the Litigation Trust Fund or such part thereof as will, under the terms of any such agreement, be liable therefor, or will evidence only a right of payment out of the income and proceeds of the assets of the Litigation Trust, as the case may be.  With the exception of a holding of gross negligence and willful misconduct in a final judgment of a court of competent jurisdiction (not subject to further appeal or review), the Litigation Trust, Litigation Trustee, any Litigation Trust Board or its members, and their employees, representatives, professionals, agents, successors and assigns will not be liable for any acts they may do, or omit to do hereunder or under the Litigation Trust Agreement.  The Litigation Trustee may consult with any Litigation Trust Board, counsel and other professionals and shall be entitled to rely on their advice in acting or refraining from acting and shall not be liable for any act taken or not taken in accordance with their advice.  In no circumstances shall the Litigation Trustee be liable for indirect, punitive, special, incidental or consequential damage or loss (including, but not limited to lost profits) whatsoever, even if the Litigation Trustee has been informed of the likelihood of such loss or damages and regardless of the form of the action.  Any liability of the Litigation Trustee under the Plan or the Litigation Trust Agreement will be limited to the amount of fees paid to the Litigation Trustee as compensation under the Plan or the Litigation Trust Agreement.

The Litigation Trust shall indemnify and hold harmless the Litigation Trustee, in its capacity as Litigation Trustee of the Litigation Trust, and any director, officer, member, manager, employee, professional, agent, representative, successor, assign, or affiliate of the Litigation Trustee (each, an “Indemnified Party”) from and against all liabilities, losses, damages, claims, costs, and expenses (collectively, the Indemnified Losses”), including, but not limited to, attorneys’ fees, arising out of or due to their actions or omissions, or consequences of such actions or omissions, with respect to the Litigation Trust or the implementation or administration of the Plan or the Litigation Trust Agreement, other than Indemnified Losses that are held in a final judgment by a court of competent jurisdiction (not subject to further appeal or review) to have been primarily and directly caused by willful misconduct or gross negligence of the Indemnified Party seeking to be indemnified.

(c)           No later than ten (10) pays prior to the Confirmation Hearing, the Litigation Trustee shall be selected by the Creditors’ Committee and approved by the Confirmation Order, and have the power to (i) prosecute for the benefit of the Litigation Trust all Litigation Trust Causes of Action transferred to the Litigation Trust (whether such suits are brought in the name of the Litigation Trust or otherwise), and (ii) otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Litigation Trustee pursuant to the Plan.  Any and all proceeds generated from the Litigation Trust Fund shall be the property of the Litigation Trust for the benefit of the Holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim, as applicable.

(d)           The Reorganized Debtors will cooperate with the Litigation Trust and use reasonable efforts to provide the Litigation Trust with information and documentation in connection with the Litigation Trust’s pursuit of Litigation Trust Causes of Action.

(e)           If the Reorganized Debtors must incur costs or retain counsel in connection with any Avoidance Actions commenced by the Litigation Trust, the Reorganized Debtors will provide the Litigation Trustee advance notice.  In the event that the Reorganized Debtors do incur such costs and have provided the Litigation Trustee with such advance notice, the Litigation Trust will reimburse the Reorganized Debtors for such reasonable and documented costs; provided, however, that any such reimbursement will only be paid (i) out of the proceeds received by the Litigation Trust in respect of any Avoidance Actions, and (ii) after payment of the Litigation Trust’s fees and expenses incurred in connection with any Avoidance Actions, including the fees and expenses of any counsel to the Litigation Trustee.  Distributions to Holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim on account of any Avoidance Actions shall not be made until after (i) any reimbursement obligations to the Reorganized Debtors have been satisfied in full; and (ii) the Litigation Trust’s fees and expenses have been satisfied in full.

(f)           If the Reorganized Debtors must incur any out-of-pocket expenses in cooperating with, defending against, or reimbursing third parties in connection with their defense of, any D&O Actions, then the Litigation Trust will (i) reimburse the Reorganized Debtors for all such reasonable, documented and necessary expenses; and (ii) indemnify the Reorganized Debtors against any money damages or reasonable, documented costs incurred by the Reorganized Debtors, including any payments that the Reorganized Debtors are compelled to make to any parties arising out of any D&O Actions brought by the Litigation Trust; provided, however, that any such reimbursement or indemnification will only be paid (y) out of the proceeds received by the Litigation Trust in respect of any D&O Actions, and (ii) after payment of the Litigation Trust’s fees and expenses incurred in connection with any D&O Actions, including the fees and expenses of any counsel to the Litigation Trust.  Distributions to Holders of Allowed General Unsecured Claims and the Allowed Mengnu Unsecured Claim on account of any D&O Actions shall not be made until after (i) any reimbursement or indemnification obligations to the Reorganized Debtors have been satisfied in full; and (ii) the Litigation Trust’s fees and expenses have been satisfied in full.  The Litigation Trustee shall make commercially reasonable efforts to minimize adverse public relations and other negative impacts on the Reorganized Debtors in connection with any D&O Actions.

(g)           If the Litigation Trust settles any D&O Action, the Litigation Trust will use commercially reasonable efforts to obtain a full release in favor of the Reorganized Debtors from any party with whom the Litigation Trustee settles.  If the Litigation Trustee does not obtain such a release, then the Litigation Trustee will hold all proceeds of the settlement of such D&O Action, less the Litigation Trust’s fees and expenses incurred in connection with any such D&O Action (including the fees and expenses of counsel to the Litigation Trustee), until the earlier of (i) the expiration, as determined by the Reorganized Debtors in their sole discretion, of all applicable statutes of limitation governing the time period during which any person or entity making a payment to the Litigation Trust on account of such settlement may bring an action against the Reorganized Debtors in connection with such payments, or (ii) the later of (y) three (3) years from the Effective Date, or (z) one (1) year from the receipt of such proceeds by the Litigation Trust.

(h)           If the Litigation Trustee obtains a money judgment or award in any D&O Action, then the Litigation Trustee will hold all proceeds of the money judgment or award of such D&O Action, less the Litigation Trust’s fees and expenses incurred in connection with any such D&O Action (including the fees and expenses of counsel to the Litigation Trustee), until the earlier of (i) the expiration, as determined by the Reorganized Debtors in their sole discretion, of all applicable statutes of limitation governing the time period during which any person or entity making a payment to the Litigation Trust on account of such settlement may bring an action against the Reorganized Debtors in connection with such payments, or (ii) the later of (y) three (3) years from the Effective Date, or (z) one (1) year from the receipt of such proceeds by the Litigation Trust.

Section 9.06.	Investment Powers

The right and power of the Litigation Trustee to invest Litigation Trust Fund, the proceeds therof, or any income earned by the Litigation Trust shall be limited to the right and power to invest such assets (pending periodic Distributions in accordance with Section 9.07 of the Plan) only in Cash and Government securities as defined in section 2(a)(16) of the Investment Company Act of 1940, as amended; provided, however, that (a) the scope of such permissible investments shall be further limited to include only those investments that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d), may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements, or otherwise, and (b) the Litigation Trustee may expend the assets of the Litigation Trust (i) as reasonably necessary to meet contingent liabilities and maintain the value of the assets of the Litigation Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Litigation Trust or reasonable fees and expenses in connection with litigation, and (iii) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement.

Section 9.07.	Annual Distribution; Withholding

The Litigation Trustee shall distribute at least semi-annually to the Holders of Allowed General Unsecured Claims and the Holder of the Allowed Mengnu Unsecured Claim, as applicable, all net Cash income plus all net Cash proceeds from the liquidation of the Litigation Trust Fund, except as otherwise provided in the Plan and the Litigation Trust Agreement; provided, however, that the Litigation Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the Litigation Trust Fund during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of Litigation Trust Fund, (iii) to pay the Reorganized Debtors Reimbursement Obligations, (iv) to satisfy other liabilities incurred or assumed by the Litigation Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Litigation Trust Agreement, and (v) as determined by the Litigation Trustee to fund the operations of the Litigation Trust.  All such distributions to be made under the Litigation Trust Agreement shall be made to the Disbursing Agent who shall distribute them to the Holders of Allowed General Unsecured Claims and the Holder of the Allowed Mengnu Unsecured Claim subject to the terms of the Plan and the Litigation Trust Agreement.  The Litigation Trustee may withhold from amounts distributable to any person any and all amounts, determined in the Litigation Trustee’s reasonable sole discretion, to be required to be withheld by any law, regulation, rule, ruling, directive, or other governmental requirements.

Section 9.08.	Reporting Duties

(a)           Litigation Trust Fund Treated as Owned by Creditors. For all federal income tax reporting purposes, all parties (including, without limitation, the Debtors, the Reorganized Debtors, the Litigation Trustee and the beneficiaries of the Litigation Trust) shall treat the transfer of the Litigation Trust Fund by the Debtors or the Reorganized Debtors to the Litigation Trust for the benefit of the beneficiaries of the Litigation Trust, whether their Claims are Allowed on or after the Effective Date, as (i) a transfer of the Litigation Trust Fund directly to those Holders of Allowed Claims who are beneficiaries of the Litigation Trust (other than to the extent allocable to Disputed Claims), followed by, (b) the transfer by such Persons to the Litigation Trust of the Litigation Trust Fund in exchange for the beneficial interests in the Litigation Trust (and in respect of the Litigation Trust Fund allocated to a Disputed Claim Reserve, as a transfer to the Disputed Claim Reserve).  Accordingly, those Holders of Allowed Claims who are beneficiaries of the Litigation Trust shall be treated for federal income tax purposes as the grantors and owners of their respective rights in the Litigation Trust Fund.  The foregoing treatment also shall apply, to the extent permitted by applicable law, for state and local income tax purposes.

(b)           Tax Reporting.  The Litigation Trustee shall endeavor to ensure the Litigation Trust files tax returns as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and shall comply with all requirements of any governmental unit in connection therewith.  The Litigation Trustee shall be responsible for ensuring the Litigation Trust makes payments, out of the Litigation Trust Fund, of any taxes imposed on the Litigation Trust or its assets.  The Litigation Trust may request an expedited determination of its taxes, including any refunds, under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, it for all taxable periods through its dissolution.

Section 9.09.	Trust Implementation

On the Effective Date, the Litigation Trust shall be established as a grantor trust and become effective for the benefit of Holders of Allowed General Unsecured Claims and the Holder of the Allowed Mengnu Unsecured Claim.  The Litigation Trust Agreement shall be included in the Plan Supplement and shall contain provisions similar to those contained in trust agreements utilized in comparable circumstances, including, but not limited to, any and all provisions necessary to ensure the continued treatment of the Litigation Trust as a grantor trust for federal income tax purposes.  All parties (including the Debtors or the Reorganized Debtors, as the case may be, the Litigation Trust or Litigation Trustee, the Holders of Allowed General Unsecured Claim and the Holder of the Allowed Mengnu Unsecured Claim) shall execute any documents or other instruments as necessary to cause title to the applicable assets to be transferred to the Litigation Trust.  In the event of any conflict between the terms of the Plan and the Litigation Trust Agreement, the terms of the Litigation Trust Agreement shall control.

The Litigation Trustee may serve without bond.  The Litigation Trust Agreement will require the Litigation Trustee to appoint a disinterested party to handle any matter where the Litigation Trustee has identified a conflict of interest or the Bankruptcy Court, on motion of a party in interest, determines one exists.  The Litigation Trust Agreement shall also provide that in the event of the resignation or removal of the Litigation Trustee, the Litigation Trustee or any Litigation Trust Board will appoint a successor trustee subject to Bankruptcy Court approval or, if the Litigation Trustee or any Litigation Trust Board is unwilling or unable to do so, the Bankruptcy Court will do so.

Section 9.10.	Dissolution of Litigation Trust

The Litigation Trust shall terminate upon completion of prosecution of the Litigation Trust Causes of Action, distribution of all Litigation Trust Proceeds to Mengnu and Holders of the General Unsecured Claims as applicable, and the winding down of the Litigation Trust.  Upon such termination, all beneficial interests in the Litigation Trust will be extinguished and the legal existence of the Litigation Trust will terminate.  The Litigation Trustee may take any action it deems necessary or desirable to reflect the transfer to the Disbursing Agent of all Litigation Trust Proceeds held by the Litigation Trust upon its termination.

Section 9.11.	Establishment of a D&O Cash Reserve.

On the Effective Date, the Debtors shall fund the D&O Cash Reserve in such amounts as determined by the Debtors, in consultation with the Creditors’ Committee and the Plan Sponsor, to be necessary to make the required future retention payments under the D&O Liability Insurance Policies.

ARTICLE X

DISTRIBUTIONS UNDER THE PLAN

Section 10.01.	Limitation to Full Recovery

Notwithstanding anything herein to the contrary, no Holder of any Claim will be entitled to a Distribution in excess of 100% of the Allowed amount of its Claims.

Section 10.02.	Timing of Distributions.

Distributions under the Plan shall be made (i) as set forth in the Plan or as soon as reasonably practicable thereafter; or (ii) as agreed between the Debtors or the Reorganized Debtors, as applicable, and the particular Creditor, or as soon as reasonably practicable thereafter.  If a Claim is not an Allowed Claim as of the Effective Date, Distributions will be made only if and when the Claim is Allowed and, to the extent a Disputed Claim is the subject of estimation in accordance with Section 8.04 of the Plan, in an amount no greater than the amount reserved in the Disputed Claims Reserve.

Section 10.03.	Saturdays, Sundays, or Legal Holidays.

If any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, and shall be deemed to have been completed as of the required date.

Section 10.04.	Distribution Record Date.

Except as otherwise provided in a Final Order that is not subject to any stay, the transferees of Claims that are transferred pursuant to Bankruptcy Rule 3001 and Filed with the Bankruptcy Court on or prior to the Distribution Record Date will be treated as the Holders of such Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to such transfer may not have expired by the Distribution Record Date.  As of the close of business on the Distribution Record Date, any transfer ledgers, transfer books, registers and any other records will be closed and, for purposes of the Plan, there shall be no further changes in the record Holders of such Claims.  The Debtors shall have no obligation to recognize the transfer of any Claim occurring after the Distribution Record Date, and will be entitled for all purposes to recognize and deal only with those Holders of Claims and Interests as of the close of business on the Distribution Record Date, as reflected on the ledgers, books, registers or records of the Debtors and the Bankruptcy Court.

Section 10.05.	Delivery of Distributions.

Subject to the treatment of Disputed Distributions as set forth in Section 8.03 of the Plan, Distributions shall be made to Holders of Allowed Claims at the addresses set forth on the Debtors’ books and records or the Proofs of Claim, if any, Filed by such Creditors or at the last known addresses of such Creditors or, in the case of transferred Claims, on the notice of transfer Filed with the Bankruptcy Court pursuant to Bankruptcy Rule 3001, each as of the Distribution Record Date.  If any such Creditor’s Distribution is returned as undeliverable, no further Distribution shall be made to such Creditor unless and until the Debtors are notified of such Creditor’s then-current address, at which time any missed Distribution shall be made to such Creditor to the extent of available Cash; provided that in no event are the Debtors required to make Distributions to a Creditor whose Distribution is returned as undeliverable and becomes Unclaimed Property.

Section 10.06.	Method of Cash Distributions.

The Disbursing Agent shall make all Distributions contemplated by the Plan.  Any Cash payment to be made pursuant to the Plan shall be made by check drawn on a domestic bank or by wire transfer from a domestic bank, at the option of the Disbursing Agent.  If a Creditor holds more than one Claim in any one Class, all Allowed Claims of the Creditor in that Class may, at the Debtors’ option, be aggregated and one Distribution may be made with respect thereto.

Section 10.07.	Unclaimed Property.

All Property distributed on account of Claims must be claimed within the later of ninety (90) days after (i) the Distribution Date and (ii) the date such Distribution is made to such Holder provided, however, in the case of a Distribution made in the form of a check, must be negotiated or a request for reissuance made directly to the Debtors by the Creditor that was originally issued such check and shall be made within ninety (90) days after the date the Distribution is made to the applicable Creditor.  Nothing contained in the Plan shall require the Debtors to attempt to locate any Holder of an Allowed Claim, other than as provided herein.  Pursuant to Bankruptcy Code sections 347(b) and 1143, all Claims in respect of Unclaimed Property shall be deemed Disallowed and the Holder of any Claim Disallowed is forever barred, expunged, estopped and enjoined from asserting such Claim in any manner against the Debtors or the Estates.  Unclaimed Property of a particular Creditor shall be distributed to Holders of Allowed Claims in the same Class as such Creditor on the next applicable Distribution Date.

Section 10.08.	Compliance with Tax Requirements.

In connection with each Distribution with respect to which the filing of an information return (such as an IRS Form 1099 or 1042) or withholding is required, the Debtors shall file such information return with the IRS and provide any required statements in connection therewith to the recipients of such Distribution or effect any such withholding and deposit all moneys so withheld as required by law.  With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Debtors within thirty (30) days from the date of any such request, the Debtors may, at their option, withhold the amount required and distribute the balance to such Person or decline to make such Distribution until the information is received.

Section 10.09.	Setoffs.

Except as otherwise provided in the Plan, the Confirmation Order, or in an agreement approved by a Final Order of the Bankruptcy Court, the Debtors or the Reorganized Debtors, as applicable, may, pursuant to applicable law (including section 553 of the Bankruptcy Code), setoff against any Distribution amounts related to any Claim before any Distribution is made on account of such Claim, any and all of the Claims, rights and causes of action of any nature that the Debtors, the Estates or the Reorganized Debtors may hold against the Holder of such Claim, provided, however, that neither the failure to effect such a setoff, the allowance of any Claim hereunder, any other act or omission of the Debtors or the Disbursing Agent, nor any provision of the Plan (other than Article X of the Plan) will constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, rights or causes of action that the Debtors or the Reorganized Debtors may possess against such Holder.  To the extent the Debtors or Reorganized Debtors fail to set off against a Holder and seeks to collect a claim from such Holder after a Distribution to such Holder has been made pursuant to the Plan, the Reorganized Debtors, if successful in asserting such claim, will be entitled to full recovery on the Claim against such Holder.  Distribution made on account of the Mengnu 503(b)(9) Claims, Mengnu Unsecured Claim, Mengnu Administrative Claims, and Mengnu DIP Claims will not be subject to setoff or recoupment under any circumstances.

Section 10.10.	Documentation Necessary to Release Lien.

Each Creditor who is a Holder of a Lien satisfied, discharged and released under the Plan and who is to receive a Distribution under the Plan shall not receive such Distribution until such Creditor executes and delivers any documents necessary to release all Liens arising under any applicable security agreement or non-bankruptcy law (in recordable form, if appropriate) in connection with such Claim and such other documents as the Debtors may reasonably request to document satisfaction of the Lien.

Section 10.11.	Distributions Under Fifty Dollars

No Distribution of Cash in an amount less than fifty dollars ($50.00) will be made by the Disbursing Agent to any Holder of an allowed Claim unless a request is made in writing to the Disbursing Agent.  If no such request is made, all such Distributions will be treated as Unclaimed Property.

Section 10.12.	Fractional New Common Stock

No fractional share of New Common Stock shall be issued.  Fractional shares of New Common Stock shall be rounded to the next greater or next lower number of shares in accordance with the following: (a) fractions of one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number.  The total number of shares or interests of New Common Stock to be distributed hereunder shall be adjusted as necessary to account for the rounding provided for in this Section 10.12.

ARTICLE XI

EXECUTORY CONTRACTS AND UNEXPIRED LEASES;
INDEMNIFICATION OBLIGATIONS

Section 11.01.	General Treatment.

As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all Executory Contracts and unexpired leases to which any Debtor is a party shall be deemed assumed, except for any Executory Contracts or unexpired leases that: (a) previously have been assumed or rejected pursuant to a Final Order of the Bankruptcy Court; (b) are designated specifically or by category as a contract or lease to be rejected on the Schedule of Rejected Contracts and Leases, if any; or (c) are the subject of a separate motion to assume or reject under section 365 of the Bankruptcy Code pending on the Effective Date.  As of and subject to the occurrence of the Effective Date, all contracts identified on the Schedule of Rejected Contracts and Leases shall be deemed rejected.  Subject to the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Unless otherwise specified in writing, each Executory Contract and unexpired lease to be assumed or rejected shall include modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such Executory Contract and unexpired lease.  Each Executory Contract and unexpired lease assumed pursuant to this Section 11.01 shall revest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, or any order of the Bankruptcy Court authorizing and providing for its assumption or applicable federal law.

Section 11.02.	Cure.

(a)           Except to the extent that less favorable treatment has been agreed to by the non-Debtor party or parties to each such Executory Contract or unexpired lease, any monetary defaults arising under each Executory Contract and unexpired lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the appropriate amount (the “Cure Amount”) in Cash on the later of thirty (30) days after (i) the Effective Date or (ii) the date on which the Cure Amount has been resolved (either consensually or through judicial decision).

(b)           No later than January 13, 2011, the Debtors shall file and serve a schedule (the “Cure Schedule”) setting forth the Cure Amount, if any, for each Executory Contract or unexpired lease to be assumed pursuant to Section 10.01 of the Plan.  Any party that fails to object to the applicable Cure Amount listed on the Cure Schedule within twenty (20) days of the filing thereof, shall be forever barred, estopped and enjoined from disputing the Cure Amount set forth on the Cure Schedule (including a Cure Amount of $0.00) and/or from asserting any Claim against the applicable Debtor arising under section 365(b)(1) of the Bankruptcy Code except as set forth on the Cure Schedule.

(c)           In the event of a dispute (each, a “Cure Dispute”) regarding: (i) the Cure Amount; (ii) the ability of the applicable Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to the proposed assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such Cure Dispute and approving the assumption.  To the extent a Cure Dispute relates solely to the Cure Amount, the applicable Debtor may assume and/or assume and assign the applicable contract or lease prior to the resolution of the Cure Dispute provided that the Debtors reserve Cash in an amount sufficient to pay the full amount asserted as cure payment by the non-Debtor party to such contract or lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court).

Section 11.03.	Assumption Conditioned upon Consummation of The Plan.

The Plan seeks to cause the applicable Debtors and Reorganized Debtors to assume the relevant contracts on the Effective Date to the extent, and only to the extent, that such contracts or leases constitute Executory Contracts or unexpired leases.  Additionally, unless the assumption, or assumption and assignment, of an assumed contract is expressly approved by a Final Order of the Bankruptcy Court that provided otherwise, the assumption of each contract by the Debtors or Reorganized Debtors are each expressly conditioned upon the occurrence of the Effective Date.  If the Effective Date does not occur, assumption of the contracts as provided in the Plan will not be effective, and the Debtors will retain all of their rights under section 365 of the Bankruptcy Code with respect to such contracts and leases.

Section 11.04.	Bar Date for Filing Proofs of Claim Relating to Executory Contracts and Unexpired Leases Rejected Pursuant to the Plan

Claims arising out of the rejection of an Executory Contract or unexpired lease pursuant to Section 11.01 of the Plan must be filed with the Bankruptcy Court or the Claims Agent and served upon the Debtors (or, on and after the Effective Date, Reorganized Debtors) no later than thirty (30) days after the later of (i) notice of entry of an order approving the rejection of such Executory Contract or unexpired lease, and (ii) notice of entry of the Confirmation Order.  All such Claims not filed within such time will be forever barred from assertion against the Debtors and their estates or the Reorganized Debtors and their Property.

Section 11.05.	Treatment of Rejection Claims.

Any Allowed Claim arising out of the rejection of an Executory Contract or unexpired lease pursuant to the Plan (as opposed to a separate order of the Bankruptcy Court) shall, pursuant to section 502(g) of the Bankruptcy Code, be a General Unsecured Claim.

Section 11.06.	Reinstatement and Continuation of Insurance Policies.

Unless otherwise assumed during the pendency of the Chapter 11 Cases, from and after the Effective Date, each of the Debtors’ insurance policies in existence on and as of the Confirmation Date shall be reinstated and continued in accordance with its terms and, to the extent applicable, shall be deemed assumed by the Reorganized Debtors pursuant to section 365 of the Bankruptcy Code.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors may hold against any entity, including, without limitation, the insurer under any of the Debtors’ insurance policies.

The Debtors’ discharge and release from all Claims and Interests, as provided herein, shall not diminish or impair the enforceability of any insurance policy that may cover Claims against the Debtors (including, without limitation, their officers and directors), the Reorganized Debtors (including, without limitation, their officers and directors) or any other person or entity.  Notwithstanding any other provision of the Plan or the Confirmation Order, nothing in the Plan shall (i) impair (w) the right of any insurer to defend against any claim asserted against such insurer, (x) an insurer’s status as a secured creditor to the extent applicable under the terms of the Plan, including the right to recover from any collateral (in accordance with the applicable insurance policy), (y) an insurer’s right to draw on third-party letters of credit (in accordance with the terms of the applicable insurance policy and letter of credit) or (z) any insurer’s right of setoff pursuant to section 553 of the Bankruptcy Code to the extent applicable and/or (ii) affect an insurer’s right to seek arbitration of disputes between the Debtors and such insurer to the extent provided for under the terms of the applicable insurance agreement.

Section 11.07.	Officers’ and Directors’ Indemnification Rights and Insurance.

a.	Indemnification

For purposes of the Plan, and only to the extent set forth herein, all indemnification Claims of the officers and directors of the Debtors against the Debtors shall, for a period of not more than one (1) year following the Effective Date: (a) survive confirmation of the Plan and the Effective Date; (b) become obligations of the Reorganized Debtors; and (c) not be discharged in accordance with section 1141 of the Bankruptcy Code, irrespective of whether indemnification or reimbursement is owed in connection with an event occurring before, on, or after the Petition Date.  Indemnification Claims against the Debtors of (i) all parties or persons other than the officers and directors of the Debtors, and (ii) the officers and directors of the Debtors in connection with (x) the Combs Cases, (y) any action arising from substantially similar allegations as those alleged in the Combs Cases, or (z) any threatened or pending action (“Threatened or Pending Action”) against a director or officer of the Debtors with respect to which such director or officer is currently aware, unless such Threatened or Pending Action (1) has been disclosed to Mengnu by such director or officer of the Debtors, and (2) Mengnu has agreed that the Reorganized Debtors shall indemnify such officer or director with respect thereto, shall (a) not survive confirmation of the Plan or the Effective Date, (b) not become obligations of the Reorganized Debtors, and (c) be discharged in accordance with section 1141 of the Bankruptcy Code.  Further, the indemnification Claims of the Debtors’ officers and directors against the Debtors, shall, immediately after one (1) year following the Effective Date, (a) cease to be obligations of the Reorganized Debtors, and (b) be discharged in accordance with section 1141 of the Bankruptcy Code.  It is the Debtors’ position that all persons with indemnification Claims against the Debtors not otherwise allowed in accordance with this section shall be forever barred and enjoined from bringing such indemnification Claims against the Reorganized Debtors.

b.	Director and Officer Insurance Policies

Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any indemnity obligations assumed by the assumption of the D&O Liability Insurance Policies, and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Debtors under the Plan as to which no Proof of Claim need be filed.

In addition, on or before the Effective Date, the Reorganized Debtors shall obtain reasonably sufficient tail coverage (i.e., D&O insurance coverage that extends beyond the end of the policy period) under a D&O Liability Insurance Policies for the current (as of July 18, 2010) directors, officers and managers for a period of six years, and placed with such insurers, the terms of which shall be set forth in the Plan Supplement.  After the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policies (including any “tail policy”) in effect on the Petition Date, with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date; provided, however, that for the avoidance of doubt, nothing in the Plan, the Plan Supplement or any document related thereto shall in any way be construed to benefit, indemnify or release any individuals who were former directors or officers of the Debtors.

ARTICLE XII

EFFECT OF CONFIRMATION

Section 12.01.	Binding Effect.

The Plan shall be binding and inure to the benefit of the Debtors, all Holders of Claims and Interests, and their respective successors and assigns.

Section 12.02.	Continued Corporate Existence.

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation, pursuant to the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation or bylaws (or other formation documents) in effect prior to the Effective Date, except to the extent such Amended Certificate and Bylaws (or other formation documents) are amended by the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval.

Section 12.03.	Vesting of Property.

On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, and except as otherwise provided in the Plan, the Property of each Estate shall vest in the applicable Reorganized Debtor, or the Litigation Trust, as the case may be, free and clear of all Claims, Liens, encumbrances, charges, and other Interests, except as provided herein or in the Confirmation Order.  From and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules and in all respects as if there were no pending case under any chapter or provision of the Bankruptcy Code, except as provided herein.

Section 12.04.	Discharge of Claims Against and Interests in the Debtors.

Upon the Effective Date and in consideration of the distributions to be made hereunder, except as otherwise provided herein or in the Confirmation Order, each Person that is a Holder (as well as any trustees and agents on behalf of such Person) of a Claim or Interest and any affiliate of such Holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided herein, upon the Effective Date, all such Holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor.

Section 12.05.	Term of Pre-Confirmation Injunctions or Stays.

Unless otherwise provided herein, all injunctions or stays arising prior to the Confirmation Date in accordance with sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

Section 12.06.	Injunction Against Interference With Plan.

Upon the entry of the Confirmation Order, all Holders of Claims and Interests and other parties in interest, along with their respective present or former affiliates, employees, agents, officers, directors, or principals, shall be enjoined from taking any actions to interfere with the implementation or consummation of the Plan.

Section 12.07.	Injunction.

EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, THE CONFIRMATION ORDER, OR SUCH OTHER ORDER OF THE BANKRUPTCY COURT THAT MAY BE APPLICABLE, AS OF THE EFFECTIVE DATE, ALL PERSONS WHO HAVE HELD, HOLD OR MAY HOLD CLAIMS AGAINST OR INTERESTS IN THE DEBTORS OR THEIR ESTATES THAT ARE DISCHARGED PURSUANT TO THE PLAN ARE, WITH RESPECT TO ANY SUCH CLAIMS OR INTERESTS, PERMANENTLY ENJOINED  FROM AND AFTER THE EFFECTIVE DATE FROM: (I) COMMENCING, CONDUCTING OR CONTINUING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND (INCLUDING, WITHOUT LIMITATION, ANY PROCEEDING IN A JUDICIAL, ARBITRAL, ADMINISTRATIVE OR OTHER FORUM) ON ANY SUCH CLAIM OR INTEREST AGAINST OR AFFECTING THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES, THE LITIGATION TRUST, THE LITIGATION TRUSTEE OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR; (II) ENFORCING, LEVYING, ATTACHING (INCLUDING, WITHOUT LIMITATION, ANY PRE-JUDGMENT ATTACHMENT), COLLECTING OR OTHERWISE RECOVERING BY ANY MANNER OR MEANS, WHETHER DIRECTLY OR INDIRECTLY, ANY JUDGMENT, AWARD, DECREE OR ORDER AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES, THE LITIGATION TRUST, THE LITIGATION TRUSTEE OR ANY OF THE DEBTORS’ PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR DIRECT OR INDIRECT SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS, OR ANY PROPERTY OF ANY SUCH TRANSFEREE OR SUCCESSOR; (III) CREATING, PERFECTING OR OTHERWISE ENFORCING IN ANY MANNER, DIRECTLY OR INDIRECTLY, ANY ENCUMBRANCE OF ANY KIND AGAINST THE DEBTORS, THE REORGANIZED DEBTORS, THE ESTATES, THE LITIGATION TRUST, THE LITIGATION TRUSTEE, OR ANY OF THEIR PROPERTY, OR ANY DIRECT OR INDIRECT TRANSFEREE OF ANY PROPERTY OF, OR SUCCESSOR IN INTEREST TO, ANY OF THE FOREGOING PERSONS; (IV) ACTING OR PROCEEDING IN ANY MANNER, IN ANY PLACE WHATSOEVER, THAT DOES NOT CONFORM TO OR COMPLY WITH THE PROVISIONS OF THE PLAN TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW; AND (V) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY ACTION THAT DOES NOT COMPLY WITH OR IS INCONSISTENT WITH THE PROVISIONS OF THE PLAN; PROVIDED, HOWEVER, THAT NOTHING CONTAINED HEREIN SHALL PRECLUDE SUCH PERSONS FROM EXERCISING THEIR RIGHTS, OR OBTAINING BENEFITS, PURSUANT TO AND CONSISTENT WITH THE TERMS OF THE PLAN.  SUCH INJUNCTION SHALL EXTEND TO ALL SUCCESSORS OF THE DEBTORS AND DEBTORS IN POSSESSION, THE LITIGATION TRUST, THE LITIGATION TRUSTEE AND THE CREDITORS’ COMMITTEE AND ITS RESPECTIVE MEMBERS AND THE PLAN SPONSOR; PROVIDED, HOWEVER, THAT SUCH INJUNCTION SHALL NOT EXTEND TO PROTECT THE MEMBERS OF THE CREDITORS’ COMMITTEE AND THEIR RESPECTIVE PROPERTIES AND INTEREST IN PROPERTY FOR ACTIONS BASED UPON ACTS OUTSIDE THE SCOPE OF THEIR SERVICE ON THE CREDITORS’ COMMITTEE, AND IS NOT INTENDED, NOR SHALL IT BE CONSTRUED, TO EXTEND TO THE ASSERTION, COMMENCEMENT, OR THE PROSECUTION OF ANY CLAIM OR CAUSE OF ACTION AGAINST ANY PRESENT OR FORMER MEMBER OF THE CREDITORS’ COMMITTEE ARISING FROM OR RELATING TO SUCH MEMBER’S PRE-PETITION DATE ACTS OR OMISSIONS.

Section 12.08.	Releases.

RELEASES BY THE DEBTORS. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, AS OF THE EFFECTIVE DATE, EACH DEBTOR, IN ITS INDIVIDUAL CAPACITY AND AS A DEBTOR IN POSSESSION, SHALL BE DEEMED TO FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION AND LIABILITIES (OTHER THAN THE RIGHTS OF THE DEBTORS TO ENFORCE THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED THEREUNDER) WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE PARTIES RELEASED PURSUANT TO THIS SECTION, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT, AND THAT COULD HAVE BEEN ASSERTED BY OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES, WHETHER DIRECTLY, INDIRECTLY, DERIVATIVELY OR IN ANY REPRESENTATIVE OR ANY OTHER CAPACITY, AGAINST THE PLAN SPONSOR OR ANY DEBTOR RELEASED PARTIES, EXCEPT AS OTHERWISE PROVIDED IN SECTION 11.08(b) BELOW.

(b)           LIMITED RELEASE OF OFFICERS, DIRECTORS AND EMPLOYEES.  NO CLAIMS OF THE DEBTORS’ ESTATES AGAINST THE DEBTORS’ DIRECTORS, OFFICERS AND EMPLOYEES ARISING FROM OR RELATING TO THE PERIOD PRIOR TO THE PETITION DATE ARE RELEASED BY THE PLAN.  AS OF THE EFFECTIVE DATE, THE DEBTORS AND THE DEBTORS IN POSSESSION SHALL BE DEEMED TO HAVE WAIVED AND RELEASED THE DEBTOR RELEASED PARTIES FROM ANY AND ALL CLAIMS OF THE DEBTORS’ ESTATES ARISING FROM OR RELATING TO THE PERIOD FROM AND AFTER THE PETITION DATE; PROVIDED, HOWEVER, THAT, EXCEPT AS OTHERWISE PROVIDED BY PRIOR OR SUBSEQUENT FINAL ORDER OF THE BANKRUPTCY COURT, NOTHING IN THIS SECTION 11.08(B) SHALL OPERATE AS A WAIVER OR RELEASE OF (I) ANY PERSON NAMED OR SUBSEQUENTLY NAMED AS A DEFENDANT IN ANY ACTION COMMENCED BY OR ON BEHALF OF THE DEBTORS IN POSSESSION, INCLUDING ANY ACTIONS PROSECUTED BY THE CREDITORS’ COMMITTEE OR ANY LITIGATION TRUST CAUSE OF ACTION PROSECUTED BY THE LITIGATION TRUST (II) ANY DEBTOR’S CLAIMS, RIGHTS, OR CAUSES OF ACTION FOR MONEY BORROWER FROM OR OWED TO A DEBTOR OR ITS SUBSIDIARY BY ANY OF ITS DIRECTORS, OFFICERS OR FORMER EMPLOYEES AS SET FORTH IN SUCH DEBTOR’S OR SUBSIDIARY’S BOOKS AND RECORDS; (III) ANY CLAIMS AGAINST ANY PERSON TO THE EXTENT SUCH PERSON ASSERTS A CROSS-CLAIM, COUNTERCLAIM, AND/OR CLAIM FOR SETOFF WHICH SEEKS AFFIRMATIVE RELIEF AGAINST A DEBTOR OR ANY OF ITS OFFICERS, DIRECTORS OR REPRESENTATIVES; (IV) INDEMNIFICATION OBLIGATIONS AS SET FORTH IN SECTION 10.07; AND (V) IN NO EVENT SHALL ANYTHING IN THIS SECTION BE CONSTRUED AS A RELEASE OF ANY PERSON’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT FOR MATTERS WITH RESPECT TO THE DEBTORS AND THEIR SUBSIDIARIES AND/OR AFFILIATES; AND PROVIDED, FURTHER, THAT THE FOREGOING IS NOT INTENDED, NOR SHALL IT BE CONSTRUED, TO RELEASE ANY OF THE DEBTORS’ CLAIMS, WHETHER COMMENCED BY THE DEBTORS, THE REORGANIZED DEBTORS OR THE LITIGATION TRUST, THAT MAY EXIST AGAINST THE DEBTORS’ D&O LIABILITY INSURANCE POLICIES; AND, PROVIDED, FURTHER, THAT THE CREDITORS’ COMMITTEE AND THE LITIGATION TRUST HEREBY WAIVE THEIR RESPECTIVE RIGHTS OF COLLECTION FROM THE REORGANIZED DEBTORS, THE DEBTOR-RELEASED PARTIES, OR THE DEBTORS’ DIRECTORS AND OFFICERS IN CONNECTION WITH ANY D&O ACTIONS.

(c)           RELEASES BY HOLDERS OF CLAIMS AND INTERESTS. EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR THE CONFIRMATION ORDER, ON THE EFFECTIVE DATE, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, EACH HOLDER OF A CLAIM THAT DOES NOT VOTE TO REJECT THE PLAN AND ANY PERSON WHO RECEIVES A DISTRIBUTION UNDER THE PLAN, IN CONSIDERATION FOR THE OBLIGATIONS OF THE DEBTORS AND THE OTHER RELEASED PARTIES UNDER THE PLAN, THE PLAN DISTRIBUTIONS, THE NEW COMMON STOCK AND OTHER CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS OR DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE PLAN, WILL BE DEEMED TO CONSENSUALLY  FOREVER RELEASE, WAIVE AND DISCHARGE ALL CLAIMS, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES (OTHER THAN THE RIGHT TO ENFORCE THE OBLIGATIONS OF ANY PARTY UNDER THE PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AGREEMENTS AND DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THE PLAN), INCLUDING, WITHOUT LIMITATION, ANY CLAIMS FOR ANY SUCH LOSS SUCH HOLDER MAY SUFFER, HAVE SUFFERED OR BE ALLEGED TO SUFFER AS A RESULT OF THE DEBTORS COMMENCING THE CHAPTER 11 CASES OR AS A RESULT OF THE PLAN BEING CONSUMMATED, WHETHER LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR IN PART ON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE IN ANY WAY RELATING TO THE DEBTORS, THE CHAPTER 11 CASES, THE PLAN OR THE DISCLOSURE STATEMENT AGAINST ANY RELEASED PARTY (WHICH INCLUDES THE DEBTOR-RELEASED PARTIES, MENGNU, AND THE CREDITORS’ COMMITTEE, COLLECTIVELY, THE “THIRD PARTY RELEASE”).  HOWEVER, THE BANKRUPTCY COURT BELIEVES THAT, AS OF THE DATE HEREOF, APPLICABLE LAW DOES NOT PERMIT SUCH THIRD PARTY RELEASE WITH RESPECT TO DIRECT CLAIMS AGAINST THE RELEASED PARTIES THAT ARE NOT DERIVATIVE OF THE DEBTORS’ LIABILITY.

IT IS THE DEBTORS’ POSITION THAT ENTRY OF THE CONFIRMATION ORDER WILL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 9019 OF THE THIRD PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED HEREIN, AND FURTHER, WILL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT SUCH RELEASE IS (I) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY THE DEBTORS AND THE OTHER RELEASED PARTIES, REPRESENTING GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED HEREIN; (II) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS; (III) FAIR, EQUITABLE, AND REASONABLE; (IV) APPROVED AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (V) A BAR TO ANY RELEASED CLAIM AGAINST ANY OF THE DEBTORS AND THE RELEASED PARTIES OR THEIR RESPECTIVE PROPERTY

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, EXCEPT TO THE EXTENT PERMISSIBLE UNDER APPLICABLE LAW, AS SUCH LAW MAY BE EXTENDED OR INTERPRETED SUBSEQUENT TO THE EFFECTIVE DATE, NOTHING IN THE CONFIRMATION ORDER OR THE PLAN SHALL EFFECT A RELEASE OF ANY CLAIM BY THE UNITED STATES GOVERNMENT OR ANY OF ITS AGENCIES OR ANY STATE AND LOCAL AUTHORITY WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY CLAIM ARISING UNDER ERISA, FEDERAL SECURITIES LAWS, THE INTERNAL REVENUE CODE, THE ENVIRONMENTAL LAWS OR ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY STATE AND LOCAL AUTHORITY AGAINST ANY NON-DEBTOR RELEASED PARTY, NOR SHALL ANYTHING IN THE CONFIRMATION ORDER OR THE PLAN ENJOIN THE UNITED STATES OR ANY STATE OR LOCAL AUTHORITY FROM BRINGING ANY CLAIM, SUIT, ACTION OR OTHER PROCEEDINGS AGAINST ANY NON-DEBTOR RELEASED PARTY FOR ANY LIABILITY WHATEVER, INCLUDING WITHOUT LIMITATION ANY CLAIM, SUIT OR ACTION ARISING UNDER THE INTERNAL REVENUE CODE, THE ENVIRONMENTAL LAWS OR ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY STATE OR LOCAL AUTHORITY, NOR SHALL ANYTHING IN THE CONFIRMATION ORDER OR THE PLAN EXCULPATE ANY PARTY FROM ANY LIABILITY TO THE UNITED STATES GOVERNMENT OR ANY OF ITS AGENCIES OR ANY STATE AND LOCAL AUTHORITY WHATSOEVER, INCLUDING ANY LIABILITIES ARISING UNDER ERISA, FEDERAL SECURITIES LAWS, THE INTERNAL REVENUE CODE, THE ENVIRONMENTAL LAWS OR ANY CRIMINAL LAWS OF THE UNITED STATES OR ANY STATE AND LOCAL AUTHORITY AGAINST ANY NON-DEBTOR RELEASED PARTY.

Section 12.09.	Exculpation and Limitation of Liability.

NONE OF THE DEBTORS, THE REORGANIZED DEBTORS, THE CREDITORS’ COMMITTEE AND ITS MEMBERS, THE PLAN SPONSOR, THE DISBURSING AGENT AND ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, MEMBERS, ATTORNEYS, CONSULTANTS, ADVISORS, AND AGENTS (BUT SOLELY IN THEIR CAPACITIES AS SUCH) SHALL HAVE OR INCUR ANY LIABILITY TO ANY HOLDER OF ANY CLAIM OR INTEREST FOR ANY ACT OR OMISSION UP TO AND INCLUDING THE EFFECTIVE DATE IN CONNECTION WITH, RELATED TO, OR ARISING OUT OF THE DEBTORS’ RESTRUCTURING AND THE CHAPTER 11 CASES, INCLUDING WITHOUT LIMITATION THE NEGOTIATION AND EXECUTION OF THE PLAN, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THE SOLICITATION OF VOTES FOR AND THE PURSUIT OF THE PLAN, THE CONSUMMATION OF THE PLAN, OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, INCLUDING, WITHOUT LIMITATION, ALL DOCUMENTS ANCILLARY THERETO, ALL DECISIONS, ACTIONS, INACTIONS AND ALLEGED NEGLIGENCE OR MISCONDUCT RELATING THERETO AND ALL PREPETITION ACTIVITIES LEADING TO THE PROMULGATION AND CONFIRMATION OF THE PLAN EXCEPT FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL ORDER OF THE BANKRUPTCY COURT. ANY OF THE FOREGOING PARTIES SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN.  PURSUANT TO RULE 1.8(h) OF THE NEW YORK RULES OF PROFESSIONAL CONDUCT, NOTHING IN THE PLAN SHALL LIMIT THE LIABILITY OF THE PROFESSIONALS TO THEIR RESPECTIVE CLIENTS.

Section 12.10.	Injunction Related to Releases and Exculpation.

EXCEPT AS PROVIDED IN THE PLAN, THE CONFIRMATION ORDER SHALL PERMANENTLY ENJOIN THE COMMENCEMENT OR PROSECUTION BY ANY PERSON OR ENTITY, WHETHER DIRECTLY, DERIVATIVELY OR OTHERWISE, OF ANY CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED PURSUANT TO THE PLAN, INCLUDING BUT NOT LIMITED TO THE CLAIMS, OBLIGATIONS, SUITS, JUDGMENTS, DAMAGES, DEMANDS, DEBTS, RIGHTS, CAUSES OF ACTION OR LIABILITIES RELEASED IN ARTICLE XII OF THE PLAN.

Section 12.11.	Retention of Causes of Action/Reservation of Rights.

(a)           Except as explicitly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release, or relinquishment of any rights, claims or causes of action, rights of setoff, or other legal or equitable defenses (including, for avoidance of doubt, any cause of action to avoid a transfer under sections 303(c), 544, 547, 548, or 553(b) of the Bankruptcy Code, of any similar state law) that the Debtors, the Reorganized Debtors, or the Litigation Trust may have, or which the Reorganized Debtors or the Litigation Trust may choose to assert on behalf of their respective estates under any provision of the Bankruptcy Code or any applicable non-bankruptcy law, including, without limitation, (i) any and all Claims against any Person or entity, to the extent such Person or entity asserts a cross-claim, counterclaim, and/or Claim for setoff which seeks affirmative relief against the Debtors or the Reorganized Debtors, (ii) the turnover of any property of the Debtors’ Estates, and (iii) Causes of Action against current of former directors, officers, professionals, agents, financial advisors, underwriters, lenders or auditors relating to act or omissions occurring prior to the Petition Date, subject to the limitations set forth in the Plan.

(b)           Except as explicitly provided in the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver, release or relinquishment of any rights, claims or causes of action, rights of setoff, or other legal or equitable defenses (including, for avoidance of doubt, any cause of action to avoid a transfer under sections 303(c), 544, 547, 548, or 553(b) of the Bankruptcy Code, of any similar state law) that the Debtors had immediately prior to the Petition Date against or with respect to any Claim left Unimpaired.  The Reorganized Debtors or the Litigation Trust, as the case may be, shall have, retain, reserve, and be entitled to assert all such Claims, Causes of Action, rights of setoff and other legal or equitable defenses which they had immediately prior to the Petition Date fully as if the Chapter 11 Cases had not been commenced or the Litigation Trust Fund has not been transferred to the Litigation Trust in accordance with the Plan.

Section 12.12.	Administrative Claims Incurred After the Confirmation Date.

Administrative Claims incurred by the Reorganized Debtors after the Confirmation Date, including (without limitation) Claims for Professionals’ fees and expenses incurred after such date, may be paid by the Reorganized Debtors in the ordinary course of business and without the need for approval of the Bankruptcy Court.

Section 12.13.	Term of Injunctions or Stays.

Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date and thereupon shall be deemed to have expired or been superseded by the Injunctions set forth in the Plan.

ARTICLE XIII

RETENTION OF JURISDICTION

Section 13.01.	Exclusive Jurisdiction of Bankruptcy Court.

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction of all matters arising out of, arising in or related to, the Chapter 11 Cases, the Plan and the Confirmation Order to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(i) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (whether Filed before or after the Effective Date and whether or not contingent, Disputed or unliquidated), including the compromise, settlement and resolution of any request for payment of any Claim, the resolution of any Objections to the allowance or priority of any Claim and the resolution of any dispute as to the treatment necessary to reinstate a Claim pursuant to the Plan and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim;

(ii) Grant or deny any applications for allowance of compensation or reimbursement of expenses for Professionals authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

(iii) Hear and determine motions, applications, adversary proceedings, contested matters and other litigated matters pending on, Filed on or commenced after the Effective Date, including proceedings with respect to the rights of the Estate to recover Property under sections 542 or 543 of the Bankruptcy Code;

(iv) Determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or unexpired lease to which the Debtors are a party or with respect to which the Debtors may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(v) Ensure that all payments due under the Plan and performance of the provisions of the Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims pursuant to the provisions of the Plan;

(vi) Following the Effective Date and consistent with section 1142 of the Bankruptcy Code, construe, take any action and issue such orders as may be necessary for the enforcement, implementation, execution and consummation of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan and the Confirmation Order, for the maintenance of the integrity of the Plan and protection of the Estates following consummation in accordance with sections 524 and 1141 of the Bankruptcy Code;

(vii) Determine and resolve any case, controversy, suit or dispute that may arise in connection with the consummation, interpretation, implementation or enforcement of the Plan or the Confirmation Order, including the indemnification, release and injunction provisions set forth in the Plan, or any Person’s rights arising under or obligations incurred in connection therewith;

(viii) Modify the Plan after the Effective Date pursuant to section 1127 of the Bankruptcy Code and the Plan or modify the Plan Summary, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Plan Summary or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Plan Summary, the Confirmation Order;

(ix) Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with consummation, implementation or enforcement of the Plan or the Confirmation Order;

(x) Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(xi) Determine any other matters that may arise in connection with or relating to the Plan, the Plan Summary, the Confirmation Order and the Bankruptcy Code;

(xii) Determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(xiii) Continue to enforce the automatic stay through the Effective Date;

(xiv) Hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, and issues presented or arising under the Plan, including but not limited to disputes among Holders or with the Reorganized Debtor and arising under agreements, documents or instruments executed in connection with or governed by the Plan;

(xv) Hear and determine any other matter relating to the Plan, its interpretation or enforcement;

(xvi) Enforce the terms of the Litigation Trust Agreement and to decide any claims or disputes which may arise or result from, or be connected with, the Litigation Trust Agreement, any breach or default under the Litigation Trust Agreement, or the transactions contemplated by the Litigation Trust Agreement; and

(xvii) Enter a final decree and close the Chapter 11 Cases.

Section 13.02.	Non-Exclusive Jurisdiction of Bankruptcy Court.

Following the Effective Date, the Bankruptcy Court shall retain non-exclusive jurisdiction of the Chapter 11 Cases to the fullest extent permitted by applicable law, including, without limitation, jurisdiction to:

(i) Recover all Property of the Estates, wherever located;

(ii) Hear and determine any motions or contested matters involving Taxes, Tax refunds, Tax attributes and Tax benefits and similar or related matters with respect to any of the Debtors, arising prior to the Confirmation Date or relating to the period of administration of the Chapter 11 Cases, including, without limitation, matters concerning federal, state and local taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code; and

(iii) Hear any other matter not inconsistent with the Bankruptcy Code.

Section 13.03.	Failure of Bankruptcy Court to Exercise Jurisdiction.

If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Debtors or the Chapter 11 Cases, this Article shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

ARTICLE XIV

CONFIRMATION AND EFFECTIVENESS OF THE PLAN

Section 14.01.	Conditions Precedent to Confirmation.

Confirmation of the Plan is subject to:

(a)           the Disclosure Statement having been approved by the Bankruptcy Court as having adequate information in accordance with section 1125 of the Bankruptcy Code;

(b)           entry of the Confirmation Order in form and substance reasonably satisfactory to the Debtors and the Plan Sponsor; and

(c)           the Plan and related documents having been filed in substantially final form prior to the Confirmation Hearing.

Section 14.02.	Conditions Precedent to the Effective Date.

The occurrence of the Effective Date is subject to:

(a)           the Confirmation Order, in form and substance satisfactory to the Debtors, having become a Final Order;

(b)           the Plan and related documents, in form and substance satisfactory to the Debtors, the Creditors’ Committee, and the Plan Sponsor, being executed and delivered, and any conditions (other than the occurrence of the Effective Date or certification by the Debtors that the Effective Date has occurred) contained therein having been satisfied or waived in accordance therewith;

(c)           repayment of the Mengnu DIP Claims and repayment of all Obligations (as defined in the DIP Agreement);

(d)           the Debtors and Mengnu having executed all documents and entered into all agreements as may be necessary and appropriate in connection with the Secured Exit Credit Facility, the terms and conditions of which shall be reasonably acceptable to the Debtors, the Plan Sponsor, and the Creditors’ Committee;

(e)           all other actions and documents necessary to implement the Plan shall have been effected or executed and shall be reasonably acceptable to the Debtors, the Plan Sponsor, and the Creditors’ Committee;

(f)           the New Common Stock shall have been authorized in the amounts set forth in the Plan and on terms reasonably satisfactory to the Plan Sponsor and the Creditors’ Committee;

(g)           the Litigation Trust Agreement shall have been executed and all steps necessary to establish the Litigation Trust in accordance with and pursuant to the terms of the Plan shall have occurred in a manner reasonably satisfactory to the Creditors’ Committee;

(h)           no Material Adverse Change having occurred from the date of entry of the Confirmation Order; and

(i)           all material governmental, regulatory and third party approvals, waivers and/or consents in connection with the Plan, if any, having been obtained and remaining in full force and effect, and there existing no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the consummation of the Plan.

Section 14.03.	Waiver of Conditions Precedent and Bankruptcy Rule 3020(e) Automatic Stay.

The Debtors, subject to receipt of consent from the Plan Sponsor and the Creditors’ Committee, which consent shall not be unreasonably withheld, and to the extent not prohibited by applicable law, shall have the right to waive one or more of the conditions precedent set forth above at any time without leave of or notice to the Bankruptcy Court and without formal action other than proceeding with confirmation of the Plan.

If any condition precedent to the Effective Date is waived pursuant to this Section and the Effective Date occurs, the waiver of such condition shall benefit from the “mootness doctrine”, and the act of consummation of the Plan shall foreclose any ability to challenge the Plan in any court.

Section 14.04.	Effect of Failure of Conditions.

If all of the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived on or before the first Business Day that is more than 60 days after the Confirmation Date, or by such later date as set forth by the Debtors in a notice filed with the Bankruptcy Court prior to the expiration of such period, then the Debtors may file a motion to vacate the Confirmation Order before all of the conditions have been satisfied or duly waived.  If the Confirmation Order is vacated pursuant to this Section, the Plan shall be null and void in all respects, and nothing contained in the Plan shall: (a) constitute a waiver or release of any Claims against or Interests in the Debtors; (b) prejudice in any manner the rights of the holder of any Claim against or Interest in the Debtors; or (c) constitute an admission, acknowledgment, offer or undertaking by any Debtor or any other entity with respect to any matter set forth in the Plan.

ARTICLE XV

MISCELLANEOUS PROVISIONS

Section 15.01.	Binding Effect of Plan.

The provisions of the Plan shall be binding upon and inure to the benefit of the Debtors, any Holder of any Claim or Interest treated herein and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

Section 15.02.	Severability.

Should the Bankruptcy Court determine prior to entry of the Confirmation Order, that any provision of the Plan is either illegal or unenforceable on its face or illegal or unenforceable as applied to any Claim or Interest, such provision shall be unenforceable as to all Holders of Claims or Interests or to the specific Holder of such Claim or Interest, as the case may be, as to which the provision is illegal.  Unless otherwise determined by the Bankruptcy Court, such a determination shall in no way limit or affect the enforceability and operative effect of any other provisions of the Plan.  The Debtors reserve the right not to proceed with Confirmation and/or consummation of the Plan if any such ruling occurs.

Section 15.03.	Governing Law.

Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws are applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with the Plan, the construction, implementation and enforcement of the Plan and all rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the state of New York, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the state of New York or the United States of America.

Section 15.04.	Notices.

Any notice required or permitted to be provided under the Plan shall be in writing and served by either prepaid (i) certified mail, return receipt requested, (ii) hand delivery, or (iii) overnight delivery service, to be addressed as follows:

If to the Debtor or Reorganized Debtor:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Counsel for Jennifer Convertibles, Inc.
Park Avenue Tower
65 East 55th Street
New York, NY  10022
Attn:       Michael Fox, Esq.
Jordanna Nadritch, Esq.

With a copy to:

Jennifer Convertibles, Inc.
417 Crossways Park Drive
Woodbury, N.Y. 11797
Attn: Rami Abada
Harley Greenfield

If to the Plan Sponsor:

King & Wood
444 Madison Avenue
42nd Floor
New York, NY  10022
Attn:       James Jiang, Esq.

With a copy to:

Neiger LLP
Counsel for Mengnu
317 Madison Avenue
21st Floor
New York, NY  10017
Attn: Edward Neiger, Esq.

Section 15.05.	Filing of Additional Documents.

On or before substantial consummation of the Plan, or such later time as may be authorized by the Bankruptcy Court, the Debtors are authorized to issue, execute, deliver or File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence implementation of the terms and conditions of the Plan.

Section 15.06.	Time.

Unless otherwise specified herein, in computing any period of time prescribed or allowed by the Plan, the day of the act or event from which the designated period begins to run shall not be included.  The last day of the period so computed shall be included, unless it is not a Business Day, in which event the period runs until the end of next succeeding day that is a Business Day.  Otherwise, the provisions of Bankruptcy Rule 9006 shall apply.

Section 15.07.	Exhibits/Schedules.

All exhibits and schedules to the Plan and any Plan Supplement are incorporated into and constitute a part of the Plan as if fully set forth herein.

Section 15.08.	Defenses with Respect to Impaired or Unimpaired Claims.

Except as otherwise specifically provided in the Plan, nothing shall affect the parties’ rights and/or legal and equitable defenses with respect to any Impaired or Unimpaired Claim, including but not limited to all rights relating to legal and equitable defenses to setoffs or recoupments against any Unimpaired Claim.

Section 15.09.	No Injunctive Relief.

No Claim shall be entitled to specific performance or other injunctive, equitable or other prospective relief except as may be specified in the Plan.

Section 15.10.	No Admissions.

Notwithstanding anything herein to the contrary, prior to the Effective Date, nothing contained in the Plan shall be deemed an admission by any party with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any classification of any Claim; provided, however, that the provisions of the Plan shall be treated as admissions under the Federal Rules of Evidence upon the Effective Date.

Section 15.11.	Extension of Time.

Any period of time or deadline under the Plan may be extended by agreement of the parties affected thereby, or by order of the Bankruptcy Court upon good cause shown.

Section 15.12.	Creditors’ Committee.

As of the Effective Date, the Creditors’ Committee will terminate and the members thereof and the professionals retained by the Creditors’ Committee in accordance with section 1103 of the Bankruptcy Code shall be released and discharged from their respective fiduciary obligations; provided, however, that the Creditors’ Committee shall not not be dissolved for the following limited purposes: (i) seeking approval of any application of a Professional’s fees and expenses; (ii) objecting to any application of a Professional’s fees and expenses; and (iii) any appeals of the Confirmation Order.  All reasonable fees and expenses of members of the Creditors’ Committee, and the reasonable fees and expenses of the Creditors’ Committee’s Professionals for post-Effective Date activities authorized under this Section shall be paid upon approval of the Reorganized Debtors, without further Bankruptcy Court approval upon the submission of invoices to the Reorganized Debtors.  Following the Effective Date, none of the Creditors’ Committee’s professionals shall be precluded from representing the Litigation Trust, the Litigation Trustee, any entity acting for the Litigation Trust or the Litigation Trustee, or other entities created by the Plan.

Section 15.13.	Payment of Statutory Fees.

All fees payable on or before the Effective Date pursuant to section 1930 of title 28 of the United States Code, and any applicable interest thereon, shall be paid by the Debtors on or before the Effective Date, and all such fees payable after the Effective Date shall be paid by the applicable Reorganized Debtors as and when such fees become due.  Any deadline for filing Administrative Claims shall not apply to fees payable pursuant to section 1930 of title 28 of the United States Code.

Section 15.14.	Conflict.

To the extent that terms of Confirmation Order or the Plan are inconsistent with the Disclosure Statement or any agreement entered into between any of the Debtors and any other party, the terms of the Plan control the Disclosure Statement and any such agreement, except for the Litigation Trust Agreement (which controls as set forth in Section 9.09), and the provisions of the Confirmation Order (and any Final Orders entered by the Bankruptcy Court after the date of the Plan) control the terms of the Plan and the Litigation Trust Agreement.

Section 15.15.	Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order.  None of the filing of the Plan, any statement or provision contained herein, or the taking of any action by the Debtors with respect to the Plan shall be or shall be, deemed to be, an admission or waiver of any rights of the Debtors with respect to any Claims or Interests prior to the Effective Date.

Dated: New York, New York
December 21, 2010

Respectfully submitted,

JENNIFER CONVERTIBLES, INC. on behalf of itself and its affiliated Debtors

	By:	/s/ Rami Abada

Counsel:
OLSHAN GRUNDMAN FROME
ROSENZWEIG & WOLOSKY LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Telephone:  (212) 451-2300
Facsimile:  (212) 451-2222
Counsel for the Debtors and Debtors in Possession